Exhibit 3.2

RESTATED CERTIFICATE OF INCORPORATION
OF
CAPITAL ONE FINANCIAL CORPORATION
1.The name of the corporation (which is hereafter referred to as the Corporation) is “Capital One Financial Corporation”.
2.    The original Certificate of Incorporation was filed with the Secretary of State of Delaware on July 21, 1994, under the name of BCD Holdings Corporation.
3.    This Restated Certificate of Incorporation, which only restates and integrates and does not further amend the provisions of the Restated Certificate of Incorporation of the Corporation as heretofore amended or supplemented, there being no discrepancies between those provisions and the provisions of this Restated Certificate of Incorporation, has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation (the “Board of Directors”), and adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware (The “GCL”).
4.    The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:
Article I
The name of the corporation (which is hereinafter referred to as the “Corporation”) is:
Capital One Financial Corporation
Article II
The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.
Article III
The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the GCL.
Article IV
(A)    Authorized Stock. The Corporation shall be authorized to issue 1,050,000,000 shares of capital stock, of which 1,000,000,000 shares shall be shares of Common Stock, $.01 par value (“Common Stock”), and 50,000,000 shares shall be shares of Preferred Stock, $.01 par value (“Preferred Stock”).
(B)    Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to create and provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.
The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:
(i)    The designation of the series, which may be by distinguishing number, letter or title.
(ii)    The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).
(iii)    Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.
(iv)    Dates at which dividends, if any, shall be payable.
(v)    The redemption rights and price or prices, if any, for shares of the series.
(vi)    The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.
(vii)    The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
(viii)    Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.
(ix)    Restrictions on the issuance of shares of the same series or of any other class or series.
(x)    The voting rights, if any, of the holders of shares of the series.
(xi)    Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.
Pursuant to the authority conferred by this Article IV, Paragraph (B), the following series of Preferred Stock are hereby provided for, with the number of shares to be included in each such series, and the designation, powers, preference and rights, and qualifications, limitations or restrictions thereof fixed as stated and expressed with respect to each such series in the respective exhibits specified below, which exhibits are attached hereto and incorporated herein by reference:
Exhibit 1    Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E
Exhibit 2    Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series F
Exhibit 3    Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series G
Exhibit 4    Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series H
Exhibit 5    Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series I
Exhibit 6    Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series J
(C)    The Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall have the right to cast one vote for each share for the election of Directors and on all other matters upon which stockholders are entitled to vote.
(D)    Vote. Except as otherwise provided in this Certificate of Incorporation or in a Preferred Stock Designation, or as may be required by applicable law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes and holders of shares of Preferred Stock shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.
(E)    Record Holders. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.
Article V
The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation, recognizing that, under certain circumstances, the creation and issuance of such rights could have the effect of discouraging third parties from seeking, or impairing their ability to seek, to acquire a significant portion of the outstanding securities of the Corporation, to engage in any transaction which might result in a change of control of the Corporation or to enter into any agreement, arrangement or understanding with another party to accomplish the foregoing or for the purpose of acquiring, holding, voting or disposing of any securities of the Corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:
(A)    The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.
(B)    Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation.
(C)    Provisions which adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.
(D)    Provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.
(E)    Provisions which permit the Corporation to redeem or exchange such rights, which redemption or exchange may be within the sole discretion of the Board of Directors, if the Board of Directors reserves such right to itself.
(F)    The appointment of a rights agent with respect to such rights.
Article VI
(A)    In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered:
(i)    to adopt, amend or repeal the Bylaws of the Corporation, provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be altered, amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto, provided further than in the case of amendments by stockholders, the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend or repeal, the Bylaws; and
(ii)    from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined, or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by law.

(B)    The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by law.
(C)    A special meeting of the stockholders of the Corporation: (a) may be called at any time by the Chair of the Board of Directors or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies; and (b) shall be called by the Chair of the Board of Directors or the Secretary of the Corporation upon the written request of one or more stockholders of record that (i) Own, or who are acting on behalf of persons who Own, shares representing 25% or more of the voting power of the then outstanding Voting Stock entitled to vote on the matter or matters to be brought before the proposed special meeting, (ii) provide the information regarding such stockholder(s) (and the persons for whom the stockholders are acting, as applicable) and the proposed special meeting and comply with such procedures as shall be set forth in the Bylaws of the Corporation from time to time, (iii) continue to Own, or are acting on behalf of persons who continue to Own, shares representing 25% or more of the voting power of the then outstanding Voting Stock entitled to vote on the matter or matters to be brought before the proposed special meeting for such period as shall be set forth in the Bylaws, as amended from time to time, and (iv) satisfy such additional terms, conditions and limitations as may be set forth in the Bylaws of the Corporation from time to time. Except as provided for in the preceding sentence of this Article VI(C) or in the terms of any series of Preferred Stock, special meetings of the stockholders of the Corporation may not be called by any other person or persons. For purposes of this Article VI(C), a person shall be deemed to “Own” only those shares of outstanding Voting Stock as to which the person possesses both (i) full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, which terms may be further defined in the Bylaws of the Corporation adopted from time to time. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or, in the case of nominations for directors to be elected at a special meeting, if such nominations are brought in accordance with the procedures set forth in the Bylaws from time to time).
(D)    For purposes of this Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors.
Article VII
Section 1.    Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances or to consent to specific actions taken by the Corporation, an action required or permitted to be taken by the stockholders of the Corporation at an annual or special meeting of stockholders of the Corporation may be taken by consent in writing in lieu of a meeting, only if such action is taken in accordance with the provisions of this Article VII, the Bylaws of the Corporation as amended from time to time and applicable law.

Section 2.    Consent Record Date.
(A)Request for Consent Record Date. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting (a “Consent Record Date”) shall be fixed by the Board of Directors or otherwise established under this Article VII. In order for the stockholders of the Corporation to authorize or take corporate action by written consent without a meeting, one or more written requests that a Consent Record Date be fixed for such purpose (individually or collectively, a “Request”), signed and dated by one or more stockholders of record (or their duly authorized agents) that, at the time the Request is delivered, Own, or are acting on behalf of persons who Own, shares representing 25% (for purposes of this Article VII, the “Requisite Percent”) or more (measured as of the Requisite Percent Solicitation Record Date (as defined in Section 2(C) of this Article VII), if applicable), of the voting power of the then outstanding Voting Stock entitled to vote on the action or actions proposed to be taken by written consent, must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation. If a stockholder of record is the nominee for more than one beneficial owner of shares of Voting Stock, the stockholder of record may deliver a Request pursuant to this Article VII solely with respect to the shares of Voting Stock owned by the beneficial owner who is directing the stockholder of record to sign such Request. As used in this Article VII, the terms “Own” and “Voting Stock” shall have the same meanings as in paragraph (C) of Article VI of this Certificate of Incorporation (including as the term “Own” may be further defined in the Bylaws of the Corporation adopted from time to time). The Request must contain the information set forth or identified in Section 3 of this Article VII. The Corporation shall not be required to accept a Request delivered by electronic transmission.
(B)Fixing a Consent Record Date. Following receipt of the Request described in Section 2(A) of this Article VII, the Board of Directors shall, by the later of (i) 20 days after delivery of a Request from one or more stockholders of record (or their duly authorized agents) that Own, or are acting on behalf of persons who Own, the Requisite Percent, and (ii) five days after delivery of all information requested by the Corporation to determine the validity of the Request or to determine whether the action to which the Request relates may be effected by written consent, determine the validity of the Request and whether the Request relates to an action that may be taken by written consent pursuant to this Article VII and, if appropriate, adopt a resolution fixing the Consent Record Date for such purpose. The Consent Record Date for such purpose shall be no more than ten days after the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the Request has been determined to be valid and to relate to an action that may be effected by written consent pursuant to this Article VII, but no Consent Record Date has been fixed by the Board of Directors by the date required by the first sentence of this paragraph (B), the Consent Record Date shall be at the close of business on the first date on which a signed written consent setting forth the action taken or proposed to be taken by written consent is delivered to the Corporation in accordance with Section 7 of this Article VII and Section 228 of the GCL; provided that, if prior action by the Board of Directors is required under the provisions of Delaware law, the Consent Record Date shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
(C)Requisite Percent. Any stockholder (an “Initiating Stockholder”) seeking to engage in a solicitation (as the term “solicitation” is defined under Regulation 14A of the

Securities Exchange Act of 1934 (or any subsequent provisions replacing such Act or regulations), disregarding clause (iv) of Rule 14a-1(l)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) to attain the Requisite Percent (a “Requisite Percent Solicitation”) shall first deliver (in writing and not by electronic transmission) to the Secretary at the principal executive offices of the Corporation a request that the Board of Directors fix a record date to determine the stockholders entitled to deliver a Request in connection with such Requisite Percent Solicitation (the “Requisite Percent Solicitation Record Date”). The request for a Requisite Percent Solicitation Record Date shall (i) contain a representation that the Initiating Stockholder plans to engage in a Requisite Percent Solicitation to attain the Requisite Percent, and with respect to any subsequent solicitation of written consents, an agreement to solicit consents in accordance with Section 5 of this Article VII; (ii) describe the action or actions proposed to be taken by written consent; and (iii) contain, with respect to the Initiating Stockholder and each person that is part of a group (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations)) with the Initiating Stockholder, the information, representations, and completed and signed questionnaires described in Section 3 of this Article VII (as applicable). Following delivery of a request for a Requisite Percent Solicitation Record Date, the Board of Directors may, by the later of (i) ten days after delivery of such request, and (ii) five days after delivery of all information requested by the Corporation to determine the validity of such request or to determine whether the action to which the request relates may be effected by written consent pursuant to this Article VII, determine the validity of such request and whether such request relates to an action that may be taken by written consent and, if appropriate, adopt a resolution fixing the Requisite Percent Solicitation Record Date. The Requisite Percent Solicitation Record Date shall be no more than ten days after the date upon which the resolution fixing the Requisite Percent Solicitation Record Date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If a valid request for a Requisite Percent Solicitation Record Date has been duly delivered to the Secretary but no Requisite Percent Solicitation Record Date has been fixed by the Board of Directors by the date required by the third sentence of this paragraph C, the Requisite Percent Solicitation Record Date shall be at the close of business on the tenth day after delivery of the valid request for the Requisite Percent Solicitation Record Date to the Secretary. To be valid, any Request that has been the subject of a Requisite Percent Solicitation must be delivered to the Secretary no earlier than the applicable Requisite Percent Solicitation Record Date and no later than 60 days after the applicable Requisite Percent Solicitation Record Date.
(D)Revocation. Any stockholder seeking to take action by written consent may revoke a Request by written revocation delivered to, or mailed and received by, the Secretary at any time, and any stockholder signing a Request may revoke such Request as to the shares of Voting Stock that such person Owns (or Owned by the beneficial owners on whose behalf the stockholder is acting, as applicable) at any time by written revocation delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation. If, as a result of such revocation(s), there no longer are valid and unrevoked Requests from stockholders who Own the Requisite Percent of the voting power of the then outstanding Voting Stock entitled to vote on the action or actions proposed to be taken by written consent, then the Board of Directors shall not be required to fix a Consent Record Date. Further, in the event that the stockholder seeking to take action by written consent withdraws the Request, the Board of Directors, in its discretion, may cancel the action by written consent and any consents relating to such action shall be null and void.
Section 3.    Contents of Request. Any Request required by Section 2(A) of this Article VII must (A) be delivered by one or more stockholders of record (or their duly authorized agents) that, at the time the Request is delivered Own, or are acting on behalf of persons who Own (as applicable), shares representing the Requisite Percent or more (measured as of the Requisite Percent Solicitation Record Date, if applicable), of the voting power of the then outstanding Voting Stock entitled to vote on the action or actions proposed to be taken by written consent, who shall not revoke such Request, and who shall continue to Own not less than the Requisite Percent through the date of delivery of consents signed by a sufficient number of stockholders to authorize or take such action (provided that, notwithstanding the foregoing, one or more Requests that have been obtained by an Initiating Stockholder pursuant to a Requisite Percent Solicitation under Section 2(C) only need to evidence that the stockholder of record or beneficial owner(s) on whose behalf the Request is submitted Owned the relevant Voting Stock as of the appropriate Requisite Percent Solicitation Record Date); (B) include evidence of such Ownership, as to each stockholder of record, or if such stockholder is a nominee or custodian, the beneficial owner(s) on whose behalf the Request is submitted; (C) describe the action or actions proposed to be taken by written consent; (D) contain the information, representations, and completed and signed questionnaires, to the extent applicable, then required to be set forth in a stockholder’s notice pursuant to the advance notice provisions in the Bylaws of the Corporation as amended from time to time, as if the action or actions proposed to be taken by written consent were a nomination or other business proposed to be brought before a meeting of stockholders, including the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the Bylaws of the Corporation, the text of the proposed amendment); and (E) contain an agreement to solicit consents in accordance with Section 5 of this Article VII. The Corporation may require any Initiating Stockholder, and any other person seeking to take action by written consent, to furnish such other information as may reasonably be required by the Corporation to determine the validity of the Request, and to determine whether the Request relates to an action that may be effected by written consent under this Article VII, the Bylaws of the Corporation as amended from time to time and applicable law. In connection with an action or actions proposed to be taken by written consent in accordance with this Article VII, the Initiating Stockholder, and the persons seeking to take action by written consent, shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, so that the information shall be true and correct as of the Consent Record Date to the same extent as would be required by the advance notice provisions in the Bylaws of the Corporation as of the record date for a meeting of stockholders if such action were a nomination or other business proposed to be brought before a meeting of stockholders, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five business days after the Consent Record Date.
Section 4.    Actions That May Be Taken by Written Consent. The Board of Directors shall not be obligated to set a Consent Record Date (and no related action may be taken by written consent) if (A) the Request does not comply with this Article VII or the Bylaws of the Corporation; (B) such action relates to an item of business that is not a proper subject for stockholder action under applicable law; (C) the Request is delivered during the period commencing 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders and ending on the earlier of (i) the date of the next annual meeting of stockholders, or (ii) 30 days after the first anniversary of the immediately preceding annual meeting of stockholders; (D) the same or a substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item” (and which determination shall be conclusive and binding)), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than 12 months before the Request is delivered; (E) a Similar Item was presented at an annual or special meeting of stockholders held not more than 90 days before the Request is delivered (and, for purposes of this clause (E), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from an increase in the number of directors); (F) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 90 days of the receipt by the Corporation of a Request; or (G) the Request was made, any Request was solicited, any related Requisite Percent Solicitation was made, or any consents were solicited, in a manner that involved a violation of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) or other applicable law.
Section 5.    Manner of Consent Solicitation. Stockholders may take action by written consent only if the stockholder seeking to take action by written consent solicits consents from all stockholders of the Corporation entitled to vote on the action or actions proposed to be taken by written consent pursuant to and in accordance with this Article VII, Regulation 14A of the Securities Exchange Act of 1934 (without reliance upon any exemption in Regulation 14A, including the exemption contained in clause (iv) of Rule 14a-1(l)(2) or Rule 14a-2(b) thereunder) (or any subsequent provisions replacing such Act or regulations), and applicable law.
Section 6.    Date of Consents. Every written consent purporting to take or authorize the taking of corporate action must bear the signature of the stockholder signing the consent, and no consent shall be effective to take the corporate action referred to therein unless consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner required by Section 7 of this Article VII (A) within 60 days of the first date on which a consent is so delivered to the Corporation, and (B) not later than 120 days after the Consent Record Date or such later date as may be determined in good faith by the Board of Directors (and which determination shall be conclusive and binding) in the event it concludes, consistent with its fiduciary duties, that additional time is required for stockholders to deliver consents. A written consent shall not be valid if it purports to provide (or if the person signing such consent provides, through instructions to an agent or otherwise) that it will be effective at a future time or at a time determined upon the happening of an event.
Section 7.    Delivery of Consents. No consents may be delivered to the Corporation or its registered office in the State of Delaware, until (A) 60 days after the delivery of a valid Request from one or more stockholders of record (or their duly authorized agents) that Own, or are acting on behalf of persons who Own, the Requisite Percent, or (B) such later date as may be determined in good faith by the Board of Directors (and which determination shall be conclusive and binding) in the event it concludes, consistent with its fiduciary duties, that additional time is required for stockholders to make an informed decision in connection with such consent. Delivery of consents must be made by hand or by certified or registered mail, return receipt requested and in accordance with the other provisions of Section 228 of the GCL not inconsistent with this Article VII. The Corporation shall not be required to accept a consent given by electronic transmission unless a paper reproduction of the consent is delivered in accordance with the preceding sentence. In the event of the delivery to the Corporation of consents, the Secretary, or such other officer or agent of the Corporation as the Board of Directors may designate, shall provide for the safe-keeping of such consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all consents and any related revocations and of the validity of the action or actions to be taken by written consent as the Secretary, or such other officer or agent of the Corporation as the Board of Directors may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the holders of a number of shares of Voting Stock having the requisite voting power to authorize or take the action or actions specified in consents have given consent. Notwithstanding the foregoing, if the action or actions to which the consents relate is the election or removal of one or more members of the Board of Directors, the Secretary, or such other officer or agent of the Corporation as the Board of Directors may designate, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as independent inspectors (“Inspectors”) with respect to such consent and such Inspectors shall discharge the functions of the Secretary, or such other officer or agent of the Corporation as the Board of Directors may designate, as the case may be, under this Article VII. If after such investigation the Secretary, such other officer or agent of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, shall determine that the action or actions purported to have been taken by written consent is duly authorized by the consents, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders and the consents shall be filed in such records. In conducting the investigation required by this section, the Secretary, such other officer or agent of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.
Section 8.    Effectiveness of Consent. Notwithstanding anything in this Certificate of Incorporation to the contrary, no action may be taken by written consent except in accordance with this Article VII, the Bylaws of the Corporation then in effect and applicable law. Notwithstanding anything in this Certificate of Incorporation to the contrary, if the Board of Directors shall determine in good faith (and which determination shall be conclusive and binding) that any Request to fix a Consent Record Date or to take any stockholder action by written consent was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to, this Article VII, the Bylaws of the Corporation or applicable law, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Article VII, the Bylaws of the Corporation or applicable law, then the Board of Directors shall not be required to fix a Consent Record Date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law, provided that (to the extent permitted by applicable law), the Board of Directors shall have the authority to waive, other than with respect to the Initiating Stockholder, clause (D) or (E) of Section 3 of this

Article VII if the Board of Directors determines in good faith, consistent with its fiduciary duties, that such action is appropriate (and which determination shall be conclusive and binding). No action by written consent without a meeting shall be effective until such date as the Secretary, such other officer or agent of the Corporation as the Board of Directors may designate, or the Inspectors, as applicable, certify to the Corporation that the consents delivered to the Corporation in accordance with this Article VII, represent at least the minimum number of votes that would be necessary to take the corporate action at a meeting at which all shares of Voting Stock entitled to vote thereon were present and voted, in accordance with Delaware law and this Certificate of Incorporation. The action by written consent will take effect as of the date and time of such certification and will not relate back to the date that the written consents were delivered to the Corporation.
Section 9.    Challenge to Validity of Consent. Nothing contained in this Article VII shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or related revocations, whether before or after such certification by the Secretary, such other officer or agent of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
Section 10.    Board-Solicited Stockholder Action by Written Consent. Notwithstanding anything to the contrary set forth above, the Board of Directors may authorize one or more actions to be taken by written consent and, with respect to such actions, none of the foregoing provisions of this Article VII shall apply to such actions unless the Board of Directors determines otherwise. The Board of Directors shall be entitled to solicit stockholder action by written consent in accordance with applicable law.
Article VIII
(A)    Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, the number of directors of the Corporation shall be fixed by the Bylaws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws.
(B)    Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.
(C)    Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, the removal of any director, whether for or without cause, requires the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class.

Article IX
Section 1.    Vote Required for Certain Business Combinations.
(A)    Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or this Certificate of Incorporation and except as otherwise expressly provided in Section 2 of this Article IX:
(i)    any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or
(ii)    any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, including all Affiliates of the Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $10,000,000 or more; or
(iii)    the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder, including all Affiliates of the Interested Stockholder, in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more; or
(iv)    the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliates of an Interested Stockholder; or
(v)    any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not an Interested Stockholder is a party thereto) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which are directly or indirectly owned by any Interested Stockholder or one or more Affiliates of the Interested Stockholder;
shall require the affirmative vote of the holders of at least 75% of the voting power of the then outstanding Voting Stock, voting together as a single class, including the affirmative vote of the holders of at least 75% of the voting power of the then outstanding Voting Stock not owned directly or indirectly by any Interested Stockholder or any Affiliate of any Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be permitted by law or in any agreement with any national securities exchange or otherwise.

(B)    Definition of “Business Combination.” The term “Business Combination” as used in this Article IX shall mean any transaction described in any one or more of clauses (i) through (v) of paragraph (A) of this Section 1.
Section 2.    When Higher Vote is Not Required. The Provision of Section 1 of this Article IX shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law or any other provision of this Restated Certificate of Incorporation, if the conditions specified in either of the following paragraphs (A) or (B) are met:
(A)    Approval by Continuing Directors The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).
(B)    Price and Procedure Requirements. All of the following conditions shall have been met:
(i)    The aggregate amount of the cash and the Fair Market Value as hereinafter defined as of the date of the consummation of the Business Combination of consideration other than cash, to be received per share by holders of Common Stock in such Business Combination, shall be at least equal to the highest of the following:
(a)    (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of such Business Combination (the “Announcement Date”), or (2) in the transaction in which it became an interested Stockholder, whichever is higher.
(b)    the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the “Determination Date”), whichever is higher, and
(c)    (if applicable) the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to paragraph (B) (i) (b) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of Common Stock.
(ii)    The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class, other than Common Stock or Excluded Preferred Stock (as hereinafter defined), of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (B) (ii) shall be required to be met with respect to every such class of outstanding Voting Stock whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):
(a)    (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date, or (2) in the transaction in which it became an Interested Stockholder, whichever is higher.
(b)    (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
(c)    the Fair Market per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher, and
(d)    (if applicable) the price per share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to paragraph (B) (ii) (c) above multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of such class of Voting Stock on the first date in such two-year period upon which the Interested Stockholder acquired any shares of such class of Voting Stock.
(iii)    The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock and other than Excluded Preferred Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration of such class of Voting Stock shall either be cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.
(iv)    After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination; (a) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock, except as approved by a majority of the Continuing Directors; (b) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (c) there shall have been an increase in the annual rate of dividends is necessary fully to reflect any recapitalization (including any reverse stock split), reorganization or any similar reorganization which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (d) such Interested

Stockholder shall not have become the Beneficial Owner of any additional Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.
(v)    After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation or in connection with such Business Combination or otherwise.
(vi)    A proxy or information statement describing the proposed Business Combination and complying with the requirement of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).
Section 3.    Certain Definitions. For purposes of this Article IX:
(A)    “Person” shall mean any individual, firm, corporation or other entity.
(B)    “Interested Stockholder” shall mean any Person (other than the Corporation or any Subsidiary) who or which:
(i)    itself, or along with its Affiliates, is the Beneficial Owner directly or indirectly, of more than 5% of the then outstanding Voting Stock; or
(ii)    is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was itself, or along with its Affiliates, the Beneficial Owner, directly or indirectly, of 5% or more of the then outstanding Voting Stock; or
(iii)    is an assignee of or has otherwise succeeded to any Voting Stock which was at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.
provided, however, that Signet Banking Corporation and its Affiliates shall not be deemed an Interested Stockholder as long as they continue to control more than a majority of the outstanding Voting Stock.
(C)    “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as in effect July 1, 1994. In addition, a Person shall be the “Beneficial Owner” of any Voting Stock which such Person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding (but neither such person nor any such Affiliate or Associate shall be deemed to be the Beneficial Owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such Person nor any such Affiliate or Associate is otherwise deemed the Beneficial Owner).
(D)    For the purpose of determining whether a Person is an Interested Stockholder pursuant to paragraph (B) of this section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (C) of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options or otherwise.
(E)    “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on July 1, 1994.
(F)    “Subsidiary” shall mean any corporation of which a majority of any share of equity security is owned, directly or indirectly, by the Corporation, provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (B) of this Section 3, the term “Subsidiary” shall mean only a corporation of which a majority of each share of equity security is owned, directly or indirectly, by the Corporation.
(G)    “Continuing Director” shall mean any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Continuing Directors then on the Board.
(H)    “Fair Market Value” shall mean (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange listed stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 60-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use in its stead, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in accordance with Section 4 of this Article IX, and (ii) in the case of property on the date in question as determined by the Board of Directors in accordance with Section 4 of this Article IX.

(I)    In the event of any Business Combination in which the Corporation survives, the phrase “other considerations to be received” as used in paragraphs (B) (i) and (ii) of Section 2 of this Article IX shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.
(J)    “Excluded Preferred Stock” means any series of Preferred Stock with respect to which a majority of the Continuing Directors have approved a Preferred Stock Designation creating such series that expressly provides that the provisions of this Article IX shall not apply.
Section 4.    The Continuing Directors of the Corporation shall have the power and duty to determine for the purposes of this Article IX on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article IX, including, without limitation, (i) whether a Person is an Interested Stockholder, (ii) the number of shares of Voting Stock beneficially owned by any Person, (iii) whether a Person is an Affiliate or Associate of another. (iv) whether the applicable conditions set forth in paragraph (B) of Section 2 of this Article IX have been met with respect to any Business Combination, (v) the Fair Market Value of stock or other property in accordance with paragraph (H) of Section 3 of this Article IX and (vi) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of Securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more.
Section 5.    No Effect on Fiduciary Obligations of Interested Stockholders. Nothing Contained in this Article IX shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.
Section 6.    Amendment, Repeal, etc. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be permitted by law, this Certificate of Incorporation or the Bylaws of the Corporation), but in addition to any affirmative vote of the holders of any particular class of Voting Stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of 80% of the voting power of the shares of the then outstanding Voting Stock voting together as a single class, including the affirmative vote of the holders of 80% of the voting power of the then outstanding Voting Stock not owned directly or indirectly by any Interested Stockholder or any Affiliate of any Interested Stockholder, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article IX of this Certificate of Incorporation.
Article X
A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Article XI
Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the Bylaws of the Corporation, to the fullest extent permitted from time to time by the GCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article XI. Any amendment or repeal of this Article XI shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.
Article XII
Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XII; provided, however, that any amendment or repeal of Article X or Article XI of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

In witness whereof, the undersigned has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer on the date set forth below.

CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ John G. Finneran, Jr.
Name: John G. Finneran, Jr.
Title: Corporate Secretary

DATED:	May 1, 2020

EXHIBIT 1

CERTIFICATE OF DESIGNATIONS

OF

FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL PREFERRED
STOCK, SERIES E

OF

CAPITAL ONE FINANCIAL CORPORATION

Capital One Financial Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 141 and 151 thereof, does hereby certify:

At a meeting of the Board of Directors (the “Board”) of the Corporation duly convened and held on January 29, 2015, the Board duly adopted resolutions (a) authorizing the issuance and sale by the Corporation of one or more series of the Corporation’s authorized and unissued preferred stock (“Preferred Stock”), and (b) appointing a Preferred Stock Committee (the “Preferred Stock Committee”) of the Board to act on behalf of the Board in, without limitation, approving the terms and conditions of, and authorizing the execution, delivery and filing of any certificate of designations relating to any such series of Preferred Stock fixing the designations, powers, preferences, rights, privileges, qualifications, limitations, restrictions, terms and conditions of such series of Preferred Stock;

Thereafter, on May 11, 2015, the Preferred Stock Committee duly adopted the following resolution creating a series of 1,000,000 shares of Preferred Stock of the Corporation designated as “Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E” by written consent:

RESOLVED, that pursuant to the provisions of the Restated Certificate of Incorporation and the amended and restated bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Preferred Stock a series of Preferred Stock designated as the “Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E” (hereinafter called “Series E Preferred Stock”). The authorized number of shares of Series E Preferred Stock shall be 1,000,000 shares, $0.01 par value per share, having a liquidation preference of $1,000 per share. The number of shares constituting Series E Preferred Stock may be increased from time to time in accordance with law up to the maximum number of shares of Preferred Stock authorized to be issued under the Restated Certificate of Incorporation of the Corporation, as

Exhibit 1

amended, less all shares at the time authorized of any other series of Preferred Stock, and any such additional shares of Series E Preferred Stock would form a single series with the Series E Preferred Stock. Shares of Series E Preferred Stock will be dated the date of issue, which shall be referred to herein as the “original issue date”. Shares of outstanding Series E Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

Part 3. Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Annex A hereto) as defined below:

(a)     “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(b)     “original issue date” means the date of issue of the Series E Preferred Stock.

(c)     “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series E Preferred Stock.

Part 4. Certain Voting Matters. Holders of shares of Series E Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Series E Preferred Stock are entitled to vote, including any action by written consent.

[Remainder of Page Intentionally Left Blank]

Exhibit 1 - 2

IN WITNESS WHEREOF, Capital One Financial Corporation has caused this Certificate of Designations to be signed by the undersigned as of this 12th day of May, 2015.

CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ Kelly A. Ledman
Name:	Kelly A. Ledman
Title:	Assistant Secretary

[Signature Page to Series E Certificate of Designations]
Exhibit 1

Annex A

STANDARD PROVISIONS

Section 1.    Definitions.

(a)    “Business Day” means (i) during the Fixed Rate Period, any weekday that is not a legal holiday in New York, New York and that is not a day on which banking institutions in New York, New York are closed and (ii) during the Floating Rate Period, any day that would be considered a business day during the Fixed Rate Period that is also a “London banking day” as defined herein.

(b)    “Calculation Agent” means Computershare Trust Company, N.A., collectively with Computershare Inc., or any other successor appointed by the Corporation, acting as Calculation Agent.

(c)    “Dividend Determination Date” has the meaning set forth in Section 3(c).

(d)    “Dividend Reset Date” has the meaning set forth in Section 3(c).

(e)     “DTC” means The Depository Trust Company.

(f)     “Fixed Rate Period” has the meaning set forth in Section 3(a).

(g)    “Fixed Rate Period Dividend Payment Date” has the meaning set forth in Section 3(b).

(h)     “Floating Rate Period” has the meaning set forth in Section 3(a).

(i)    “Floating Rate Period Dividend Payment Date” has the meaning set forth in Section 3(c).

(j)    “London banking day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

(k)    “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (1) any amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series E Preferred Stock; (2) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series E Preferred Stock; or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series E Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of the Series E Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal

Exhibit 1 - A-1

banking regulator or agency), as then in effect and applicable, for as long as any share of the Series E Preferred Stock is outstanding.

(l)    “Series E Dividend Payment Date” has the meaning set forth in Section 3(c).

(m)    “Series E Dividend Period” has the meaning set forth in Section 3(a).

(n)    “Series E Junior Securities” has the meaning set forth in Section 2(a).

(o)    “Series E Parity Securities” has the meaning set forth in Section 2(b).

Section 2.    Ranking. The shares of Series E Preferred Stock shall rank:

(a)     senior, as to dividends and upon liquidation, dissolution and winding up of the Corporation, to the Common Stock, and to any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that it ranks pari passu with the Series E Preferred Stock as to dividends and upon liquidation, dissolution and winding up, as the case may be (collectively, “Series E Junior Securities”); and

(b)    on a parity, as to dividends and upon liquidation, dissolution and winding up of the Corporation, with any class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series E Preferred Stock as to dividends and upon liquidation, dissolution and winding up, as the case may be, including the Corporation’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, the Corporation’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series C and the Corporation’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series D (collectively, “Series E Parity Securities”).

(c)     The Corporation may authorize and issue additional shares of Series E Junior Securities and Series E Parity Securities without the consent of the holders of the Series E Preferred Stock.

Section 3.    Dividends.

(a)    Holders of Series E Preferred Stock will be entitled to receive, when, as and if declared by the Board or a duly authorized committee of the Board, out of assets legally available for the payment of dividends under Delaware law, non-cumulative cash dividends based on the liquidation preference of the Series E Preferred Stock at a rate equal to 5.55% per annum for each Series E Dividend Period from the original issue date of the Series E Preferred Stock to, but excluding, June 1, 2020 (the “Fixed Rate Period”), and then at a floating rate equal to the then applicable three-month U.S. dollar LIBOR rate plus a spread of 3.80% per annum from June 1, 2020 through the redemption date of the Series E Preferred Stock, if any (the “Floating Rate Period”). If the Corporation issues additional shares of the Series E Preferred Stock after the original issue date, dividends on such shares will accrue from the date such additional shares are issued.

Exhibit 1 - A-2

(b)    If declared by the Board or a duly authorized committee of the Board, during the Fixed Rate Period, dividends will be payable on the Series E Preferred Stock semi-annually, in arrears, on June 1 and December 1 of each year, beginning on December 1, 2015 and ending on June 1, 2020 (each, a “Fixed Rate Period Dividend Payment Date”). During the Fixed Rate Period, if any date on which dividends would otherwise be payable is not a Business Day, then the Series E Dividend Payment Date will be the next Business Day, without any adjustment to the amount.

(c)    If declared by the Board or a duly authorized committee of the Board, during the Floating Rate Period, dividends will be payable on the Series E Preferred Stock quarterly, in arrears, on March 1,  June 1,  September 1 and December 1 of each year, beginning on September 1, 2020 (each, a “Floating Rate Period Dividend Payment Date” and together with the Fixed Rate Period Dividend Payment Date, a “Series E Dividend Payment Date”). During the Floating Rate Period, if any date on which dividends would otherwise be payable is not a Business Day, then the Series E Dividend Payment Date will be the next Business Day unless that day falls in the next calendar month, in which case the Series E Dividend Payment Date will be the immediately preceding Business Day, and dividends will accrue to the actual payment date. The dividend rate during the Floating Rate Period will be reset quarterly (the first day of each dividend period, as defined below, will be a “Dividend Reset Date”). The dividend rate for each dividend period in the Floating Rate Period will be determined by the Calculation Agent using three-month LIBOR as in effect on the second London banking day prior to the beginning of the dividend period, which date is the “Dividend Determination Date” for the dividend period. The Calculation Agent then will add three-month LIBOR as determined on the Dividend Determination Date and the applicable spread. Absent manifest error, the Calculation Agent’s determination of the dividend rate for a dividend period for the Preferred Stock will be binding and conclusive on the holders of Series E Preferred Stock, the transfer agent for the Series E Preferred Stock, and the Corporation. The dividend rate for a dividend period during the Floating Rate Period will be determined by the Calculation Agent as follows:

(i)    As of a Dividend Determination Date, three-month LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m., London time, on such Dividend Determination Date. If on a Dividend Determination Date, such rate does not appear on the “Reuters Page LIBOR01” as of 11:00 a.m., London time, or if the “Reuters Page LIBOR01” is not available on such date, the Calculation Agent will obtain such rate from Bloomberg L.P.’s page “BBAM” (or any successor page).

(ii)    If no rate appears on “Reuters Page LIBOR01” or Bloomberg L.P.’s page “BBAM” (or any successor page), then the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent after consultation with the Corporation, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a period of three months, commencing on the related Dividend Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Dividend Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, three-

Exhibit 1 - A-3

month LIBOR determined on that Dividend Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, three-month LIBOR will be determined for the related interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that Dividend Reset Date, by three major banks in New York, New York, as selected by the Calculation Agent after consultation with the Corporation, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related Dividend Reset Date, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as set forth above, three-month LIBOR for that Dividend Determination Date will remain three-month LIBOR for the then current dividend period.

(d)    Dividends will be payable to holders of record of Series E Preferred Stock as they appear on the Corporation’s books on the applicable record date, which shall be the 15th calendar day before the applicable Series E Dividend Payment Date, or such other record date, no earlier than 30 calendar days before the applicable Series E Dividend Payment Date, as shall be fixed by the Board or a duly authorized committee of the Board.

(e)    Dividends payable on Series E Preferred Stock during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on Series E Preferred Stock during the Floating Rate Period will be computed on the basis of the actual number of days and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upwards. Dividends on the Series E Preferred Stock will cease to accrue on the redemption date, if any, unless the Corporation defaults in the payment of the redemption price of the Series E Preferred Stock called for redemption.

(f)    Dividends on the Series E Preferred Stock will not be cumulative. If the Board or a duly authorized committee of the Board does not declare a dividend on the Series E Preferred Stock in respect of a Series E Dividend Period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable Series E Dividend Payment Date or be cumulative, and the Corporation will have no obligation to pay any dividend for that Series E Dividend Period, whether or not the Board or a duly authorized committee of the Board declares a dividend for any future Series E Dividend Period with respect to the Series E Preferred Stock, the Corporation’s Common Stock, or any other class or series of the Corporation’s Preferred Stock.

(g)    So long as any share of Series E Preferred Stock remains outstanding:

(1)    no dividend shall be declared or paid or set aside for payment, and no distribution shall be declared or made or set aside for payment, on any Series E Junior Securities, other than (i) a dividend payable solely in Series E Junior Securities or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan;

(2)    no shares of Series E Junior Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (i) as a

Exhibit 1 - A-4

result of a reclassification of Series E Junior Securities for or into other Series E Junior Securities, (ii) the exchange or conversion of one share of Series E Junior Securities for or into another share of Series E Junior Securities, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series E Junior Securities, (iv) purchases, redemptions or other acquisitions of shares of Series E Junior Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of Series E Junior Securities pursuant to a contractually binding requirement to buy Series E Junior Securities existing prior to the preceding Series E Dividend Period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of Series E Junior Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (vii) purchases or other acquisitions by any of the Corporation’s broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in Series E Junior Securities in the ordinary course of business, (viii) purchases by any of the Corporation’s broker-dealer subsidiaries of the Corporation’s capital stock for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary, or (ix) the acquisition by the Corporation or any of the Corporation’s subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of the Corporation’s subsidiaries), including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation); and

(3)    no shares of Series E Parity Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a dividend period (other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series E Preferred Stock and such Series E Parity Securities, if any, (ii) as a result of a reclassification of Series E Parity Securities for or into other Series E Parity Securities, (iii) the exchange or conversion of Series E Parity Securities for or into other Series E Parity Securities or Series E Junior Securities, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series E Parity Securities, (v) purchases of shares of Series E Parity Securities pursuant to a contractually binding requirement to buy Series E Parity Securities existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of Series E Parity Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (vii) purchases or other acquisitions by any of the Corporation’s broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in Series E Parity Securities in the ordinary course of business, (viii) purchases by any of the Corporation’s broker-dealer subsidiaries of the Corporation’s capital stock for resale pursuant to an offering by the Corporations of such capital stock underwritten by such broker-dealer subsidiary, or (ix) the acquisition by the Corporation or any of the Corporation’s subsidiaries of record ownership in Series E Parity Securities for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of the Corporation’s subsidiaries), including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation);

Exhibit 1 - A-5

unless, in each case, the full dividends for the preceding Series E Dividend Period on all outstanding shares of Series E Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

(h)    The Corporation will not declare or pay or set apart funds for the payment of dividends on any Series E Parity Securities unless the Corporation has paid or set apart funds for the payment of dividends on the Series E Preferred Stock. When dividends are not paid in full upon the shares of Series E Preferred Stock and any Series E Parity Securities, all dividends declared upon shares of Series E Preferred Stock and any Series E Parity Securities will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the Series E Preferred Stock, and accrued dividends, including any accumulations, on any Series E Parity Securities, bear to each other for the then-current Series E Dividend Period.

(i)    Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by the Board or a duly authorized committee of the Board, may be declared and paid on the Common Stock and any other class or any Series E Junior Securities or Series E Parity Securities from time to time out of any assets legally available for such payment, and the holders of Series E Preferred Stock shall not be entitled to participate in any such dividend.

(j)    Dividends on the Series E Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines.

Section 4.    Liquidation.

(a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Series E Preferred Stock are entitled to receive out of assets of the Corporation available for distribution to stockholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to Series E Preferred Stock, before any distribution of assets is made to holders of Common Stock or any Series E Junior Securities, a liquidating distribution in the amount of the liquidation preference of $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series E Preferred Stock will not be entitled to any other amounts from the Corporation after they have received their full liquidating distribution.

(b)    In any such distribution, if the assets of the Corporation are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of Series E Preferred Stock and all holders of any Series E Parity Securities, the amounts paid to the holders of Series E Preferred Stock and to the holders of all Series E Parity Securities will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series E Preferred Stock and any Series E Parity Securities, the holders of the Corporation’s Series E Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

Exhibit 1 - A-6

(c)    For purposes of this section, the merger or consolidation of the Corporation with any other entity, including a merger or consolidation in which the holders of Series E Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Corporation for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5.    Redemption.

(a)    Series E Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Series E Preferred Stock is not redeemable prior to June 1, 2020. On and after that date, Series E Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, on any Series E Dividend Payment Date, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends. Holders of Series E Preferred Stock will have no right to require the redemption or repurchase of Series E Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, may redeem, at any time, all (but not less than all) of the shares of the Series E Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, upon notice given as provided in Subsection (b) below.

(b)    If shares of Series E Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series E Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing Series E Preferred Stock are held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (1) the redemption date; (2) the number of shares of Series E Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where the certificates evidencing shares of Series E Preferred Stock are to be surrendered for payment of the redemption price. On and after the redemption date, dividends will cease to accrue on shares of Series E Preferred Stock, and such shares of Series E Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, including rights described under Section 6, except the right to receive the redemption price plus any declared and unpaid dividends.

(c)    In case of any redemption of only part of the shares of Series E Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata, by lot or in such other manner as the Corporation may determine to be equitable.

(d)    Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Board of Governors of the Federal Reserve System and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Board of Governors of the Federal Reserve System applicable to redemption of the Preferred Stock.

Exhibit 1 - A-7

Section 6.    Voting Rights.

(a)    Except as provided below or as expressly required by law, the holders of shares of Series E Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock, and shall not be entitled to call a meeting of such holders for any purpose, nor shall they be entitled to participate in any meeting of the holders of the Common Stock.

(b)    So long as any shares of Series E Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all of the shares of Series E Preferred Stock at the time outstanding, voting separately as a class, shall be required to: (1) authorize or increase the authorized amount of, or issue shares of any class or series of stock ranking senior to the Series E Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation, or issue any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to Series E Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation; (2) amend the provisions of the Corporation’s restated certificate of incorporation, as amended, so as to adversely affect the powers, preferences, privileges or rights of Series E Preferred Stock, taken as a whole, provided, however, that any increase in the amount of the authorized or issued shares of Series E Preferred Stock or authorized Common Stock or Preferred Stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of Preferred Stock ranking equally with or junior to Series E Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of Series E Preferred Stock; and (3) consummate a binding share-exchange or reclassification involving the Series E Preferred Stock, or a merger or consolidation of the Corporation with or into another entity unless (i) the shares of the Series E Preferred Stock remain outstanding or are converted into or exchanged for preference securities of the new surviving entity and (ii) the shares of the remaining Series E Preferred Stock or new preferred securities have terms that are not materially less favorable than the Series E Preferred Stock. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series E Preferred Stock shall have been redeemed.

(c)    If the Corporation fails to pay, or declare and set apart for payment, dividends on outstanding shares of the Series E Preferred Stock for three semi-annual dividend periods or their equivalent, whether or not consecutive, the number of directors on the Board shall be increased by two at the Corporation’s first annual meeting of the shareholders held thereafter, and at such meeting and at each subsequent annual meeting until continuous noncumulative dividends for at least one year on all outstanding shares of Series E Preferred Stock entitled thereto shall have been paid, or declared and set apart for payment, in full, the holders of shares of Series E Preferred Stock shall have the right, voting as a class with holders of any other equally ranked series of Preferred Stock that have similar voting rights, to elect such two additional members of the Corporation’s Board to hold office for a term of one year; provided that the Corporation’s Board shall at no time include more than two additional directors elected by holders of Series E Preferred Stock and any other equally ranked series of Preferred Stock having similar voting

Exhibit 1 - A-8

rights, if any, voting together as one class. Upon such payment, or such declaration and setting apart for payment, in full, the terms of the two additional directors so elected shall forthwith terminate, and the number of directors shall be reduced by two, and such voting right of the holders of shares of Series E Preferred Stock shall cease, subject to increase in the number of directors as described above and to revesting of such voting right in the event of each and every additional failure in the payment of dividends for three semi-annual dividend periods or their equivalent, whether or not consecutive, as described above. In addition, if and when the rights of holders of Series E Preferred Stock terminate for any reason, including under circumstances described above under Section 5, such voting rights shall terminate along with the other rights (except, if applicable, the right to receive the redemption price plus any declared and unpaid dividends as provided for in Section 5), and the terms of any additional directors elected by the holders of Series E Preferred Stock and any other equally ranked series of Preferred Stock having similar voting rights, if any, shall terminate automatically and the number of directors reduced by two, assuming that the rights of holders of such equally ranked series of Preferred Stock have similarly terminated.

Section 7.     Conversion Rights. The holders of shares of Series E Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation.

Section 8.     Preemptive Rights. The holders of shares of Series E Preferred Stock will have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.

Section 9.    Certificates. The Corporation may at its option issue shares of Series E Preferred Stock without certificates.

Section 10.    Calculation Agent. The Corporation may, in its sole discretion, remove the Calculation Agent in accordance with the agreement between the Corporation and the Calculation Agent; provided that the Corporation shall appoint a successor Calculation Agent who shall accept such appointment prior to the effectiveness of such removal.

Section 11.    Transfer Agent. The duly appointed transfer agent for the Series E Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the transfer agent in accordance with the agreement between the Corporation and the transfer agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series E Preferred Stock.

Section 12.    Registrar. The duly appointed registrar for the Series E Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the registrar in accordance with the agreement between the Corporation and the registrar; provided that the Corporation shall appoint a successor registrar who shall accept such appointment prior to the effectiveness of such removal.

Exhibit 1 - A-9

EXHIBIT 2

CERTIFICATE OF DESIGNATIONS

OF

FIXED RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES F

OF

CAPITAL ONE FINANCIAL CORPORATION

Capital One Financial Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 141 and 151 thereof, does hereby certify:

At a meeting of the Board of Directors (the “Board”) of the Corporation duly convened and held on January 29, 2015, the Board duly adopted resolutions (a) authorizing the issuance and sale by the Corporation of one or more series of the Corporation’s authorized and unissued preferred stock (“Preferred Stock”), and (b) appointing a Preferred Stock Committee (the “Preferred Stock Committee”) of the Board to act on behalf of the Board in, without limitation, approving the terms and conditions of, and authorizing the execution, delivery and filing of any certificate of designations relating to any such series of Preferred Stock fixing the designations, powers, preferences, rights, privileges, qualifications, limitations, restrictions, terms and conditions of such series of Preferred Stock;

Thereafter, on August 17, 2015, the Preferred Stock Committee duly adopted the following resolution creating a series of 500,000 shares of Preferred Stock of the Corporation designated as “Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series F” by written consent:

RESOLVED, that pursuant to the provisions of the Restated Certificate of Incorporation and the amended and restated bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Part 1.    Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Preferred Stock a series of Preferred Stock designated as the “Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series F” (hereinafter called “Series F Preferred Stock”). The authorized number of shares of Series F Preferred Stock shall be 500,000 shares, $0.01 par value per share, having a liquidation preference of $1,000 per share. The number of shares constituting Series F Preferred Stock may be increased from time to time in accordance with law up to the maximum number of shares of Preferred Stock authorized to be issued under the Restated Certificate of Incorporation of the Corporation, as amended, less all shares at the time authorized of any other series of Preferred Stock, and any such additional

Exhibit 2

shares of Series F Preferred Stock would form a single series with the Series F Preferred Stock. Shares of Series F Preferred Stock will be dated the date of issue, which shall be referred to herein as the “original issue date”. Shares of outstanding Series F Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Part 2.    Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

Part 3. Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Annex A hereto) as defined below:

(a)    “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(b)    “original issue date” means the date of issue of the Series F Preferred Stock.

(c)    “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series F Preferred Stock.

Part 4.    Certain Voting Matters. Holders of shares of Series F Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Series F Preferred Stock are entitled to vote, including any action by written consent.
[Remainder of Page Intentionally Left Blank]

Exhibit 2 - 2

IN WITNESS WHEREOF, Capital One Financial Corporation has caused this Certificate of Designations to be signed by the undersigned as of this 20th day of August, 2015.

CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ Kelly A. Ledman
Name:	Kelly A. Ledman
Title:	Assistant Secretary

[Signature Page to Series F Certificate of Designations]
Exhibit 2

Annex A

STANDARD PROVISIONS
Section 1.    Definitions.

(a)    “Business Day” means any weekday that is not a legal holiday in New York, New York and that is not a day on which banking institutions in New York, New York are closed.

(b)    “DTC” means The Depository Trust Company.

(c)    “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (1) any amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series F Preferred Stock; (2) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series F Preferred Stock; or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series F Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of the Series F Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking regulator or agency), as then in effect and applicable, for as long as any share of the Series F Preferred Stock is outstanding.

(d)    “Series F Dividend Payment Date” has the meaning set forth in Section 3(c).

(e)    “Series F Dividend Period” means the period from and including a Series F Dividend Payment Date to, but excluding, the next Series F Dividend Payment Date, except that the initial Series F Dividend Period will commence on and include the original issue date of Series F Preferred Stock.

(f)    “Series F Junior Securities” has the meaning set forth in Section 2(a).

(g)    “Series F Parity Securities” has the meaning set forth in Section 2(b).

Section 2.    Ranking. The shares of Series F Preferred Stock shall rank:

(a)     senior, as to dividends and upon liquidation, dissolution and winding up of the Corporation, to the Common Stock, and to any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that it ranks pari passu with the Series F Preferred Stock as to dividends and upon liquidation, dissolution and winding up, as the case may be (collectively, “Series F Junior Securities”); and

(b)    on a parity, as to dividends and upon liquidation, dissolution and winding up of the Corporation, with any class or series of capital stock of the Corporation now or hereafter

Exhibit 2 - A-1

authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series F Preferred Stock as to dividends and upon liquidation, dissolution and winding up, as the case may be, including the Corporation’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, the Corporation’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series C, the Corporation’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series D and the Corporation’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E (collectively, “Series F Parity Securities”).

(c)    The Corporation may authorize and issue additional shares of Series F Junior Securities and Series F Parity Securities without the consent of the holders of the Series F Preferred Stock.

Section 3.    Dividends.

(a)    Holders of Series F Preferred Stock will be entitled to receive, when, as and if declared by the Board or a duly authorized committee of the Board, out of assets legally available for the payment of dividends under Delaware law, non-cumulative cash dividends based on the liquidation preference of the Series F Preferred Stock at a rate equal to 6.20% per annum for each Series F Dividend Period from the original issue date of the Series F Preferred Stock to, and including, the redemption date of the Series F Preferred Stock, if any. If the Corporation issues additional shares of the Series F Preferred Stock after the original issue date, dividends on such shares will accrue from the date such additional shares are issued.

(b)    If declared by the Board or a duly authorized committee of the Board, dividends will be payable on the Series F Preferred Stock (each such date, a “Series F Dividend Payment Date”) quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on December 1, 2015. If any date on which dividends would otherwise be payable is not a Business Day, then the Series F Dividend Payment Date will be the next Business Day, without any adjustment to the amount.

(c)    Dividends will be payable to holders of record of Series F Preferred Stock as they appear on the Corporation’s books on the applicable record date, which shall be the 15th calendar day before the applicable Series F Dividend Payment Date, or such other record date, no earlier than 30 calendar days before the applicable Series F Dividend Payment Date, as shall be fixed by the Board or a duly authorized committee of the Board.

(d)    Dividends payable on Series F Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upwards. Dividends on the Series F Preferred Stock will cease to accrue on the redemption date, if any, unless the Corporation defaults in the payment of the redemption price of the Series F Preferred Stock called for redemption.

(e)    Dividends on the Series F Preferred Stock will not be cumulative. If the Board or a duly authorized committee of the Board does not declare a dividend on the Series F Preferred Stock in respect of a Series F Dividend Period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable Series F Dividend Payment Date or be

Exhibit 2 - A-2

cumulative, and the Corporation will have no obligation to pay any dividend for that Series F Dividend Period, whether or not the Board or a duly authorized committee of the Board declares a dividend for any future Series F Dividend Period with respect to the Series F Preferred Stock, the Corporation’s Common Stock, or any other class or series of the Corporation’s Preferred Stock.

(f)    So long as any share of Series F Preferred Stock remains outstanding:

(1)    no dividend shall be declared or paid or set aside for payment, and no distribution shall be declared or made or set aside for payment, on any Series F Junior Securities, other than (i) a dividend payable solely in Series F Junior Securities or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan;

(2)    no shares of Series F Junior Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (i) as a result of a reclassification of Series F Junior Securities for or into other Series F Junior Securities, (ii) the exchange or conversion of one share of Series F Junior Securities for or into another share of Series F Junior Securities, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series F Junior Securities, (iv) purchases, redemptions or other acquisitions of shares of Series F Junior Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of Series F Junior Securities pursuant to a contractually binding requirement to buy Series F Junior Securities existing prior to the preceding Series F Dividend Period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of Series F Junior Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (vii) purchases or other acquisitions by any of the Corporation’s broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in Series F Junior Securities in the ordinary course of business, (viii) purchases by any of the Corporation’s broker-dealer subsidiaries of the Corporation’s capital stock for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary, or (ix) the acquisition by the Corporation or any of the Corporation’s subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of the Corporation’s subsidiaries), including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation); and

(3)    no shares of Series F Parity Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a dividend period (other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series F Preferred Stock and such Series F Parity Securities, if any, (ii) as a result of a reclassification of Series F Parity Securities for or into other Series F Parity Securities, (iii) the exchange or conversion of Series F Parity Securities for or into other Series F Parity Securities or Series F Junior Securities, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series F Parity Securities, (v) purchases of shares of Series F Parity Securities pursuant to a contractually binding requirement to buy Series F Parity

Exhibit 2 - A-3

Securities existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of Series F Parity Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (vii) purchases or other acquisitions by any of the Corporation’s broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in Series F Parity Securities in the ordinary course of business, (viii) purchases by any of the Corporation’s broker-dealer subsidiaries of the Corporation’s capital stock for resale pursuant to an offering by the Corporations of such capital stock underwritten by such broker-dealer subsidiary, or (ix) the acquisition by the Corporation or any of the Corporation’s subsidiaries of record ownership in Series F Parity Securities for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of the Corporation’s subsidiaries), including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation);

unless, in each case, the full dividends for the preceding Series F Dividend Period on all outstanding shares of Series F Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

(g)    The Corporation will not declare or pay or set apart funds for the payment of dividends on any Series F Parity Securities unless the Corporation has paid or set apart funds for the payment of dividends on the Series F Preferred Stock. When dividends are not paid in full upon the shares of Series F Preferred Stock and any Series F Parity Securities, all dividends declared upon shares of Series F Preferred Stock and any Series F Parity Securities will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the Series F Preferred Stock, and accrued dividends, including any accumulations, on any Series F Parity Securities, bear to each other for the then-current Series F Dividend Period.

(h)    Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by the Board or a duly authorized committee of the Board, may be declared and paid on the Common Stock and any other class or any Series F Junior Securities or Series F Parity Securities from time to time out of any assets legally available for such payment, and the holders of Series F Preferred Stock shall not be entitled to participate in any such dividend.

(i)    Dividends on the Series F Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines.

Section 4.    Liquidation.

(a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Series F Preferred Stock are entitled to receive out of assets of the Corporation available for distribution to stockholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to Series F Preferred Stock, before any distribution of assets is made to holders of Common Stock or any Series F Junior

Exhibit 2 - A-4

Securities, a liquidating distribution in the amount of the liquidation preference of $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series F Preferred Stock will not be entitled to any other amounts from the Corporation after they have received their full liquidating distribution.

(b)    In any such distribution, if the assets of the Corporation are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of Series F Preferred Stock and all holders of any Series F Parity Securities, the amounts paid to the holders of Series F Preferred Stock and to the holders of all Series F Parity Securities will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series F Preferred Stock and any Series F Parity Securities, the holders of the Corporation’s Series F Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c)    For purposes of this section, the merger or consolidation of the Corporation with any other entity, including a merger or consolidation in which the holders of Series F Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Corporation for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5.    Redemption.

(a)    Series F Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Series F Preferred Stock is not redeemable prior to December 1, 2020. On and after that date, Series F Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, on any Series F Dividend Payment Date, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends. Holders of Series F Preferred Stock will have no right to require the redemption or repurchase of Series F Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, may redeem, at any time, all (but not less than all) of the shares of the Series F Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, upon notice given as provided in Subsection (b) below.

(b)    If shares of Series F Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series F Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing Series F Preferred Stock are held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (1) the redemption date; (2) the number of shares of Series F Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where the certificates evidencing shares of Series F Preferred Stock are to be surrendered for payment of the redemption price. On and after the redemption date, dividends will cease to accrue on shares of Series F Preferred Stock, and such shares of Series F Preferred Stock shall no longer be

Exhibit 2 - A-5

deemed outstanding and all rights of the holders of such shares will terminate, including rights described under Section 6, except the right to receive the redemption price plus any declared and unpaid dividends.

(c)    In case of any redemption of only part of the shares of Series F Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata, by lot or in such other manner as the Corporation may determine to be equitable.

(d)    Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Board of Governors of the Federal Reserve System and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Board of Governors of the Federal Reserve System applicable to redemption of the Preferred Stock.

Section 6.    Voting Rights.

(a)    Except as provided below or as expressly required by law, the holders of shares of Series F Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock, and shall not be entitled to call a meeting of such holders for any purpose, nor shall they be entitled to participate in any meeting of the holders of the Common Stock.

(b)     So long as any shares of Series F Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all of the shares of Series F Preferred Stock at the time outstanding, voting separately as a class, shall be required to: (1) authorize or increase the authorized amount of, or issue shares of any class or series of stock ranking senior to the Series F Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation, or issue any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to Series F Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation; (2) amend the provisions of the Corporation’s restated certificate of incorporation, as amended, so as to adversely affect the powers, preferences, privileges or rights of Series F Preferred Stock, taken as a whole, provided, however, that any increase in the amount of the authorized or issued shares of Series F Preferred Stock or authorized Common Stock or Preferred Stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of Preferred Stock ranking equally with or junior to Series F Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of Series F Preferred Stock; and (3) consummate a binding share-exchange or reclassification involving the Series F Preferred Stock, or a merger or consolidation of the Corporation with or into another entity unless (i) the shares of the Series F Preferred Stock remain outstanding or are converted into or exchanged for preference securities of the new surviving entity and (ii) the shares of the remaining Series F Preferred Stock or new preferred securities have terms that are not materially less favorable than the Series F Preferred Stock. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series F Preferred Stock shall have been redeemed.

Exhibit 2 - A-6

(c)    If the Corporation fails to pay, or declare and set apart for payment, dividends on outstanding shares of the Series F Preferred Stock for six quarterly dividend periods, whether or not consecutive, the number of directors on the Board shall be increased by two at the Corporation’s first annual meeting of the shareholders held thereafter, and at such meeting and at each subsequent annual meeting until continuous noncumulative dividends for at least one year on all outstanding shares of Series F Preferred Stock entitled thereto shall have been paid, or declared and set apart for payment, in full, the holders of shares of Series F Preferred Stock shall have the right, voting as a class with holders of any other equally ranked series of Preferred Stock that have similar voting rights, to elect such two additional members of the Corporation’s Board to hold office for a term of one year; provided that the Corporation’s Board shall at no time include more than two additional directors elected by holders of Series F Preferred Stock and any other equally ranked series of Preferred Stock having similar voting rights, if any, voting together as one class. Upon such payment, or such declaration and setting apart for payment, in full, the terms of the two additional directors so elected shall forthwith terminate, and the number of directors shall be reduced by two, and such voting right of the holders of shares of Series F Preferred Stock shall cease, subject to increase in the number of directors as described above and to revesting of such voting right in the event of each and every additional failure in the payment of dividends for six quarterly dividend periods, whether or not consecutive, as described above. In addition, if and when the rights of holders of Series F Preferred Stock terminate for any reason, including under circumstances described above under Section 5, such voting rights shall terminate along with the other rights (except, if applicable, the right to receive the redemption price plus any declared and unpaid dividends as provided for in Section 5), and the terms of any additional directors elected by the holders of Series F Preferred Stock and any other equally ranked series of Preferred Stock having similar voting rights, if any, shall terminate automatically and the number of directors reduced by two, assuming that the rights of holders of such equally ranked series of Preferred Stock have similarly terminated.

Section 7.    Conversion Rights. The holders of shares of Series F Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation.

Section 8.    Preemptive Rights. The holders of shares of Series F Preferred Stock will have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.

Section 9.    Certificates. The Corporation may at its option issue shares of Series F Preferred Stock without certificates.

Section 10.    Transfer Agent. The duly appointed transfer agent for the Series F Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the transfer agent in accordance with the agreement between the Corporation and the transfer agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series F Preferred Stock.

Exhibit 2 - A-7

Section 11.    Registrar. The duly appointed registrar for the Series F Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the registrar in accordance with the agreement between the Corporation and the registrar; provided that the Corporation shall appoint a successor registrar who shall accept such appointment prior to the effectiveness of such removal.

Exhibit 2 - A-8

EXHIBIT 3

CERTIFICATE OF DESIGNATIONS

OF

FIXED RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES G

OF

CAPITAL ONE FINANCIAL CORPORATION

Capital One Financial Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 141 and 151 thereof, does hereby certify:

At a meeting of the Board of Directors (the “Board”) of the Corporation duly convened and held on February 3-4, 2016, the Board duly adopted resolutions (a) authorizing the issuance and sale by the Corporation of one or more series of the Corporation’s authorized and unissued preferred stock (“Preferred Stock”), and (b) appointing a Preferred Stock Committee (the “Preferred Stock Committee”) of the Board to act on behalf of the Board in, without limitation, approving the terms and conditions of, and authorizing the execution, delivery and filing of any certificate of designations relating to any such series of Preferred Stock fixing the designations, powers, preferences, rights, privileges, qualifications, limitations, restrictions, terms and conditions of such series of Preferred Stock;

Thereafter, on July 26, 2016, the Preferred Stock Committee duly adopted the following resolution creating a series of 600,000 shares of Preferred Stock of the Corporation designated as “Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series G” by written consent:

RESOLVED, that pursuant to the provisions of the Restated Certificate of Incorporation and the amended and restated bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Part 1.    Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Preferred Stock a series of Preferred Stock designated as the “Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series G” (hereinafter called “Series G Preferred Stock”). The authorized number of shares of Series G Preferred Stock shall be 600,000 shares, $0.01 par value per share, having a liquidation preference of $1,000 per share. The number of shares constituting Series G Preferred Stock may be increased from time to time in accordance with law up to the maximum number of shares of Preferred Stock authorized to be issued under the Restated Certificate of Incorporation of the Corporation, as amended, less all shares at the time authorized of any other series of Preferred Stock, and any such additional shares of Series G Preferred Stock would form a single series with the Series G Preferred Stock.

Exhibit 3

Shares of Series G Preferred Stock will be dated the date of issue, which shall be referred to herein as the “original issue date”. Shares of outstanding Series G Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Part 2.    Standard Provisions.  The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

Part 3.    Definitions.  The following terms are used in this Certificate of Designations (including the Standard Provisions in Annex A hereto) as defined below:

(a)    “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(b)    “original issue date” means the date of issue of the Series G Preferred Stock.

(c)    “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series G Preferred Stock.

Part 4.    Certain Voting Matters.     Holders of shares of Series G Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Series G Preferred Stock are entitled to vote, including any action by written consent.

[Remainder of Page Intentionally Left Blank]

Exhibit 3 - 2

IN WITNESS WHEREOF, Capital One Financial Corporation has caused this Certificate of Designations to be signed by the undersigned as of this 28th day of July, 2016.

CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ Polly Klane
Name:	Polly Klane
Title:	Assistant Secretary

[Signature Page to Series G Certificate of Designations]
Exhibit 3

Annex A

STANDARD PROVISIONS

Section 1.    Definitions.

(a)    “Business Day” means any weekday that is not a legal holiday in New York, New York and that is not a day on which banking institutions in New York, New York are closed.

(b)    “DTC” means The Depository Trust Company.

(c)    “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (1) any amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series G Preferred Stock; (2) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series G Preferred Stock; or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series G Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of the Series G Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking regulator or agency), as then in effect and applicable, for as long as any share of the Series G Preferred Stock is outstanding.

(d)    “Series G Dividend Payment Date” has the meaning set forth in Section 3(c).

(e)    “Series G Dividend Period” means the period from and including a Series G Dividend Payment Date to, but excluding, the next Series G Dividend Payment Date, except that the initial Series G Dividend Period will commence on and include the original issue date of Series G Preferred Stock.

(f)    “Series G Junior Securities” has the meaning set forth in Section 2(a).

(g)    “Series G Parity Securities” has the meaning set forth in Section 2(b).

Section 2.    Ranking.  The shares of Series G Preferred Stock shall rank:

(a)    senior, as to dividends and upon liquidation, dissolution and winding up of the Corporation, to the Common Stock, and to any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that it ranks pari passu with the Series G Preferred Stock as to dividends and upon liquidation, dissolution and winding up, as the case may be (collectively, “Series G Junior Securities”); and

(b)    on a parity, as to dividends and upon liquidation, dissolution and winding up of the Corporation, with any class or series of capital stock of the Corporation now or hereafter

Exhibit 3 - A-1

authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series G Preferred Stock as to dividends and upon liquidation, dissolution and winding up, as the case may be, including the Corporation’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, the Corporation’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series C, the Corporation’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series D, the Corporation’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E and the Corporation’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series F (collectively, “Series G Parity Securities”).

(c)    The Corporation may authorize and issue additional shares of Series G Junior Securities and Series G Parity Securities without the consent of the holders of the Series G Preferred Stock.

Section 3.    Dividends.

(a)     Holders of Series G Preferred Stock will be entitled to receive, when, as and if declared by the Board or a duly authorized committee of the Board, out of assets legally available for the payment of dividends under Delaware law, non-cumulative cash dividends based on the liquidation preference of the Series G Preferred Stock at a rate equal to 5.20% per annum for each Series G Dividend Period from the original issue date of the Series G Preferred Stock to, and including, the redemption date of the Series G Preferred Stock, if any. If the Corporation issues additional shares of the Series G Preferred Stock after the original issue date, dividends on such shares will accrue from the date such additional shares are issued.

(b)     If declared by the Board or a duly authorized committee of the Board, dividends will be payable on the Series G Preferred Stock (each such date, a “Series G Dividend Payment Date”) quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on December 1, 2016. If any date on which dividends would otherwise be payable is not a Business Day, then the Series G Dividend Payment Date will be the next Business Day, without any adjustment to the amount.

(c)    Dividends will be payable to holders of record of Series G Preferred Stock as they appear on the Corporation’s books on the applicable record date, which shall be the 15th calendar day before the applicable Series G Dividend Payment Date, or such other record date, no earlier than 30 calendar days before the applicable Series G Dividend Payment Date, as shall be fixed by the Board or a duly authorized committee of the Board.

(d)    Dividends payable on Series G Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upwards. Dividends on the Series G Preferred Stock will cease to accrue on the redemption date, if any, unless the Corporation defaults in the payment of the redemption price of the Series G Preferred Stock called for redemption.

(e)    Dividends on the Series G Preferred Stock will not be cumulative. If the Board or a duly authorized committee of the Board does not declare a dividend on the Series G Preferred Stock in respect of a Series G Dividend Period, then no dividend shall be deemed to have

Exhibit 3 - A-2

accrued for such dividend period, be payable on the applicable Series G Dividend Payment Date or be cumulative, and the Corporation will have no obligation to pay any dividend for that Series G Dividend Period, whether or not the Board or a duly authorized committee of the Board declares a dividend for any future Series G Dividend Period with respect to the Series G Preferred Stock, the Corporation’s Common Stock, or any other class or series of the Corporation’s Preferred Stock.

(f)    So long as any share of Series G Preferred Stock remains outstanding:

(1)    no dividend shall be declared or paid or set aside for payment, and no distribution shall be declared or made or set aside for payment, on any Series G Junior Securities, other than (i) a dividend payable solely in Series G Junior Securities or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan;

(2)    no shares of Series G Junior Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (i) as a result of a reclassification of Series G Junior Securities for or into other Series G Junior Securities, (ii) the exchange or conversion of one share of Series G Junior Securities for or into another share of Series G Junior Securities, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series G Junior Securities, (iv) purchases, redemptions or other acquisitions of shares of Series G Junior Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of Series G Junior Securities pursuant to a contractually binding requirement to buy Series G Junior Securities existing prior to the preceding Series G Dividend Period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of Series G Junior Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (vii) purchases or other acquisitions by any of the Corporation’s broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in Series G Junior Securities in the ordinary course of business, (viii) purchases by any of the Corporation’s broker-dealer subsidiaries of the Corporation’s capital stock for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary, or (ix) the acquisition by the Corporation or any of the Corporation’s subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of the Corporation’s subsidiaries), including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation); and

(3)    no shares of Series G Parity Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a dividend period (other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series G Preferred Stock and such Series G Parity Securities, if any, (ii) as a result of a reclassification of Series G Parity Securities for or into other Series G Parity Securities, (iii) the exchange or conversion of Series G Parity Securities for or into other Series G Parity Securities or Series G Junior Securities, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series G Parity Securities, (v) purchases of shares of

Exhibit 3 - A-3

Series G Parity Securities pursuant to a contractually binding requirement to buy Series G Parity Securities existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of Series G Parity Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (vii) purchases or other acquisitions by any of the Corporation’s broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in Series G Parity Securities in the ordinary course of business, (viii) purchases by any of the Corporation’s broker-dealer subsidiaries of the Corporation’s capital stock for resale pursuant to an offering by the Corporations of such capital stock underwritten by such broker-dealer subsidiary, or (ix) the acquisition by the Corporation or any of the Corporation’s subsidiaries of record ownership in Series G Parity Securities for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of the Corporation’s subsidiaries), including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation);

unless, in each case, the full dividends for the preceding Series G Dividend Period on all outstanding shares of Series G Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

(g)    The Corporation will not declare or pay or set apart funds for the payment of dividends on any Series G Parity Securities unless the Corporation has paid or set apart funds for the payment of dividends on the Series G Preferred Stock. When dividends are not paid in full upon the shares of Series G Preferred Stock and any Series G Parity Securities, all dividends declared upon shares of Series G Preferred Stock and any Series G Parity Securities will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the Series G Preferred Stock, and accrued dividends, including any accumulations, on any Series G Parity Securities, bear to each other for the then-current Series G Dividend Period.

(h)    Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by the Board or a duly authorized committee of the Board, may be declared and paid on the Common Stock and any other class or any Series G Junior Securities or Series G Parity Securities from time to time out of any assets legally available for such payment, and the holders of Series G Preferred Stock shall not be entitled to participate in any such dividend.

(i)    Dividends on the Series G Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines.

Section 4.    Liquidation.

(a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Series G Preferred Stock are entitled to receive out of assets of the Corporation available for distribution to stockholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to Series G Preferred Stock,

Exhibit 3 - A-4

before any distribution of assets is made to holders of Common Stock or any Series G Junior Securities, a liquidating distribution in the amount of the liquidation preference of $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series G Preferred Stock will not be entitled to any other amounts from the Corporation after they have received their full liquidating distribution.

(b)    In any such distribution, if the assets of the Corporation are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of Series G Preferred Stock and all holders of any Series G Parity Securities, the amounts paid to the holders of Series G Preferred Stock and to the holders of all Series G Parity Securities will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series G Preferred Stock and any Series G Parity Securities, the holders of the Corporation’s Series G Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c)    For purposes of this section, the merger or consolidation of the Corporation with any other entity, including a merger or consolidation in which the holders of Series G Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Corporation for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5.    Redemption.

(a)    Series G Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Series G Preferred Stock is not redeemable prior to December 1, 2021. On and after that date, Series G Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, on any Series G Dividend Payment Date, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends. Holders of Series G Preferred Stock will have no right to require the redemption or repurchase of Series G Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, may redeem, at any time, all (but not less than all) of the shares of the Series G Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, upon notice given as provided in Subsection (b) below.

(b)    If shares of Series G Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series G Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing Series G Preferred Stock are held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (1) the redemption date; (2) the number of shares of Series G Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where the certificates evidencing shares of Series G Preferred Stock are to be surrendered for payment of the redemption price. On and after the redemption date, dividends will cease to accrue on shares

Exhibit 3 - A-5

of Series G Preferred Stock, and such shares of Series G Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, including rights described under Section 6, except the right to receive the redemption price plus any declared and unpaid dividends.

(c)    In case of any redemption of only part of the shares of Series G Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata, by lot or in such other manner as the Corporation may determine to be equitable.

(d)    Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Board of Governors of the Federal Reserve System and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Board of Governors of the Federal Reserve System applicable to redemption of the Preferred Stock.

Section 6.    Voting Rights.

(a)    Except as provided below or as expressly required by law, the holders of shares of Series G Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock, and shall not be entitled to call a meeting of such holders for any purpose, nor shall they be entitled to participate in any meeting of the holders of the Common Stock.

(b)    So long as any shares of Series G Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all of the shares of Series G Preferred Stock at the time outstanding, voting separately as a class, shall be required to: (1) authorize or increase the authorized amount of, or issue shares of any class or series of stock ranking senior to the Series G Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation, or issue any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to Series G Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation; (2) amend the provisions of the Corporation’s restated certificate of incorporation, as amended, so as to adversely affect the powers, preferences, privileges or rights of Series G Preferred Stock, taken as a whole, provided, however, that any increase in the amount of the authorized or issued shares of Series G Preferred Stock or authorized Common Stock or Preferred Stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of Preferred Stock ranking equally with or junior to Series G Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of Series G Preferred Stock; and (3) consummate a binding share-exchange or reclassification involving the Series G Preferred Stock, or a merger or consolidation of the Corporation with or into another entity unless (i) the shares of the Series G Preferred Stock remain outstanding or are converted into or exchanged for preference securities of the new surviving entity and (ii) the shares of the remaining Series G Preferred Stock or new preferred securities have terms that are not materially less favorable than the Series G Preferred Stock. The foregoing voting provisions will not apply if, at or prior to the

Exhibit 3 - A-6

time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series G Preferred Stock shall have been redeemed.

(c)    If the Corporation fails to pay, or declare and set apart for payment, dividends on outstanding shares of the Series G Preferred Stock for six quarterly dividend periods, whether or not consecutive, the number of directors on the Board shall be increased by two at the Corporation’s first annual meeting of the shareholders held thereafter, and at such meeting and at each subsequent annual meeting until continuous noncumulative dividends for at least one year on all outstanding shares of Series G Preferred Stock entitled thereto shall have been paid, or declared and set apart for payment, in full, the holders of shares of Series G Preferred Stock shall have the right, voting as a class with holders of any other equally ranked series of Preferred Stock that have similar voting rights, to elect such two additional members of the Corporation’s Board to hold office for a term of one year; provided that the Corporation’s Board shall at no time include more than two additional directors elected by holders of Series G Preferred Stock and any other equally ranked series of Preferred Stock having similar voting rights, if any, voting together as one class. Upon such payment, or such declaration and setting apart for payment, in full, the terms of the two additional directors so elected shall forthwith terminate, and the number of directors shall be reduced by two, and such voting right of the holders of shares of Series G Preferred Stock shall cease, subject to increase in the number of directors as described above and to revesting of such voting right in the event of each and every additional failure in the payment of dividends for six quarterly dividend periods, whether or not consecutive, as described above. In addition, if and when the rights of holders of Series G Preferred Stock terminate for any reason, including under circumstances described above under Section 5, such voting rights shall terminate along with the other rights (except, if applicable, the right to receive the redemption price plus any declared and unpaid dividends as provided for in Section 5), and the terms of any additional directors elected by the holders of Series G Preferred Stock and any other equally ranked series of Preferred Stock having similar voting rights, if any, shall terminate automatically and the number of directors reduced by two, assuming that the rights of holders of such equally ranked series of Preferred Stock have similarly terminated.

Section 7.    Conversion Rights.  The holders of shares of Series G Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation.

Section 8.    Preemptive Rights.  The holders of shares of Series G Preferred Stock will have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.

Section 9.    Certificates.  The Corporation may at its option issue shares of Series G Preferred Stock without certificates.

Section 10.    Transfer Agent.  The duly appointed transfer agent for the Series G Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the transfer agent in accordance with the agreement between the Corporation and the transfer agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such

Exhibit 3 - A-7

removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series G Preferred Stock.

Section 11.    Registrar.  The duly appointed registrar for the Series G Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the registrar in accordance with the agreement between the Corporation and the registrar; provided that the Corporation shall appoint a successor registrar who shall accept such appointment prior to the effectiveness of such removal.

Exhibit 3 - A-8

EXHIBIT 4

CERTIFICATE OF DESIGNATIONS

OF

FIXED RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES H

OF

CAPITAL ONE FINANCIAL CORPORATION

Capital One Financial Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 141 and 151 thereof, does hereby certify:

At a meeting of the Board of Directors (the “Board”) of the Corporation duly convened and held on February 3-4, 2016, the Board duly adopted resolutions (a) authorizing the issuance and sale by the Corporation of one or more series of the Corporation’s authorized and unissued preferred stock (“Preferred Stock”), and (b) appointing a Preferred Stock Committee (the “Preferred Stock Committee”) of the Board to act on behalf of the Board in, without limitation, approving the terms and conditions of, and authorizing the execution, delivery and filing of any certificate of designations relating to any such series of Preferred Stock fixing the designations, powers, preferences, rights, privileges, qualifications, limitations, restrictions, terms and conditions of such series of Preferred Stock;

Thereafter, on November 21, 2016, the Preferred Stock Committee duly adopted the following resolution creating a series of 500,000 shares of Preferred Stock of the Corporation designated as “Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series H” by written consent:

RESOLVED, that pursuant to the provisions of the Restated Certificate of Incorporation and the amended and restated bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Part 1.    Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Preferred Stock a series of Preferred Stock designated as the “Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series H” (hereinafter called “Series H Preferred Stock”). The authorized number of shares of Series H Preferred Stock shall be 500,000 shares, $0.01 par value per share, having a liquidation preference of $1,000 per share. The number of shares constituting Series H Preferred Stock may be increased from time to time in accordance with law up to the maximum number of shares of Preferred Stock authorized to be issued under the Restated Certificate of Incorporation of the Corporation, as amended, less all shares at the time authorized of any other series of Preferred Stock, and any such additional

Exhibit 4

shares of Series H Preferred Stock would form a single series with the Series H Preferred Stock. Shares of Series H Preferred Stock will be dated the date of issue, which shall be referred to herein as the “original issue date”. Shares of outstanding Series H Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Part 2.    Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

Part 3.    Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Annex A hereto) as defined below:

(a)    “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(b)    “original issue date” means the date of issue of the Series H Preferred Stock.

(c)    “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series H Preferred Stock.

Part 4.    Certain Voting Matters. Holders of shares of Series H Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Series H Preferred Stock are entitled to vote, including any action by written consent.

[Remainder of Page Intentionally Left Blank]

Exhibit 4 - 2

IN WITNESS WHEREOF, Capital One Financial Corporation has caused this Certificate of Designations to be signed by the undersigned as of this 28th day of November, 2016.

CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ Kelly Ledman
Name:	Kelly Ledman
Title:	Assistant Secretary

[Signature Page to Series H Certificate of Designations]
Exhibit 4

Annex A

STANDARD PROVISIONS

Section 1.    Definitions.

(a)    “Business Day” means any weekday that is not a legal holiday in New York, New York and that is not a day on which banking institutions in New York, New York are closed.

(b)    “DTC” means The Depository Trust Company.

(c)    “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (1) any amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series H Preferred Stock; (2) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series H Preferred Stock; or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series H Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of the Series H Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking regulator or agency), as then in effect and applicable, for as long as any share of the Series H Preferred Stock is outstanding.

(d)    “Series H Dividend Payment Date” has the meaning set forth in Section 3(c).

(e)    “Series H Dividend Period” means the period from and including a Series H Dividend Payment Date to, but excluding, the next Series H Dividend Payment Date, except that the initial Series H Dividend Period will commence on and include the original issue date of Series H Preferred Stock.

(f)    “Series H Junior Securities” has the meaning set forth in Section 2(a).

(g)    “Series H Parity Securities” has the meaning set forth in Section 2(b).

Section 2.    Ranking. The shares of Series H Preferred Stock shall rank:

(a)    senior, as to dividends and upon liquidation, dissolution and winding up of the Corporation, to the Common Stock, and to any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that it ranks pari passu with the Series H Preferred Stock as to dividends and upon liquidation, dissolution and winding up, as the case may be (collectively, “Series H Junior Securities”); and

(b)    on a parity, as to dividends and upon liquidation, dissolution and winding up of the Corporation, with any class or series of capital stock of the Corporation now or hereafter

Exhibit 4 - A-1

authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series H Preferred Stock as to dividends and upon liquidation, dissolution and winding up, as the case may be, including the Corporation’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, the Corporation’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series C, the Corporation’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series D, the Corporation’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E, the Corporation’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series F and the Corporation’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series G (collectively, “Series H Parity Securities”).

(c)    The Corporation may authorize and issue additional shares of Series H Junior Securities and Series H Parity Securities without the consent of the holders of the Series H Preferred Stock.

Section 3.    Dividends.

(a)    Holders of Series H Preferred Stock will be entitled to receive, when, as and if declared by the Board or a duly authorized committee of the Board, out of assets legally available for the payment of dividends under Delaware law, non-cumulative cash dividends based on the liquidation preference of the Series H Preferred Stock at a rate equal to 6.00% per annum for each Series H Dividend Period from the original issue date of the Series H Preferred Stock to, and including, the redemption date of the Series H Preferred Stock, if any. If the Corporation issues additional shares of the Series H Preferred Stock after the original issue date, dividends on such shares will accrue from the date such additional shares are issued.

(b)    If declared by the Board or a duly authorized committee of the Board, dividends will be payable on the Series H Preferred Stock (each such date, a “Series H Dividend Payment Date”) quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on March 1, 2017. If any date on which dividends would otherwise be payable is not a Business Day, then the Series H Dividend Payment Date will be the next Business Day, without any adjustment to the amount.

(c)    Dividends will be payable to holders of record of Series H Preferred Stock as they appear on the Corporation’s books on the applicable record date, which shall be the 15th calendar day before the applicable Series H Dividend Payment Date, or such other record date, no earlier than 30 calendar days before the applicable Series H Dividend Payment Date, as shall be fixed by the Board or a duly authorized committee of the Board.

(d)    Dividends payable on Series H Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upwards. Dividends on the Series H Preferred Stock will cease to accrue on the redemption date, if any, unless the Corporation defaults in the payment of the redemption price of the Series H Preferred Stock called for redemption.

(e)    Dividends on the Series H Preferred Stock will not be cumulative. If the Board or a duly authorized committee of the Board does not declare a dividend on the Series H Preferred

Exhibit 4 - A-2

Stock in respect of a Series H Dividend Period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable Series H Dividend Payment Date or be cumulative, and the Corporation will have no obligation to pay any dividend for that Series H Dividend Period, whether or not the Board or a duly authorized committee of the Board declares a dividend for any future Series H Dividend Period with respect to the Series H Preferred Stock, the Corporation’s Common Stock, or any other class or series of the Corporation’s Preferred Stock.

(f)    So long as any share of Series H Preferred Stock remains outstanding:

(1)    no dividend shall be declared or paid or set aside for payment, and no distribution shall be declared or made or set aside for payment, on any Series H Junior Securities, other than (i) a dividend payable solely in Series H Junior Securities or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan;

(2)    no shares of Series H Junior Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (i) as a result of a reclassification of Series H Junior Securities for or into other Series H Junior Securities, (ii) the exchange or conversion of one share of Series H Junior Securities for or into another share of Series H Junior Securities, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series H Junior Securities, (iv) purchases, redemptions or other acquisitions of shares of Series H Junior Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of Series H Junior Securities pursuant to a contractually binding requirement to buy Series H Junior Securities existing prior to the preceding Series H Dividend Period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of Series H Junior Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (vii) purchases or other acquisitions by any of the Corporation’s broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in Series H Junior Securities in the ordinary course of business, (viii) purchases by any of the Corporation’s broker-dealer subsidiaries of the Corporation’s capital stock for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary, or (ix) the acquisition by the Corporation or any of the Corporation’s subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of the Corporation’s subsidiaries), including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation); and

(3)    no shares of Series H Parity Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a dividend period (other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series H Preferred Stock and such Series H Parity Securities, if any, (ii) as a result of a reclassification of Series H Parity Securities for or into other Series H Parity Securities, (iii) the exchange or conversion of Series H Parity Securities for or into other Series H Parity Securities or Series H Junior Securities, (iv) through the use of the proceeds of a substantially

Exhibit 4 - A-3

contemporaneous sale of other shares of Series H Parity Securities, (v) purchases of shares of Series H Parity Securities pursuant to a contractually binding requirement to buy Series H Parity Securities existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of Series H Parity Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (vii) purchases or other acquisitions by any of the Corporation’s broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in Series H Parity Securities in the ordinary course of business, (viii) purchases by any of the Corporation’s broker-dealer subsidiaries of the Corporation’s capital stock for resale pursuant to an offering by the Corporations of such capital stock underwritten by such broker-dealer subsidiary, or (ix) the acquisition by the Corporation or any of the Corporation’s subsidiaries of record ownership in Series H Parity Securities for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of the Corporation’s subsidiaries), including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation);

unless, in each case, the full dividends for the preceding Series H Dividend Period on all outstanding shares of Series H Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

(g)    The Corporation will not declare or pay or set apart funds for the payment of dividends on any Series H Parity Securities unless the Corporation has paid or set apart funds for the payment of dividends on the Series H Preferred Stock. When dividends are not paid in full upon the shares of Series H Preferred Stock and any Series H Parity Securities, all dividends declared upon shares of Series H Preferred Stock and any Series H Parity Securities will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the Series H Preferred Stock, and accrued dividends, including any accumulations, on any Series H Parity Securities, bear to each other for the then-current Series H Dividend Period.

(h)    Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by the Board or a duly authorized committee of the Board, may be declared and paid on the Common Stock and any other class or any Series H Junior Securities or Series H Parity Securities from time to time out of any assets legally available for such payment, and the holders of Series H Preferred Stock shall not be entitled to participate in any such dividend.

(i)    Dividends on the Series H Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines.

Section 4.    Liquidation.

(a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Series H Preferred Stock are entitled to receive out of assets of the Corporation available for distribution to stockholders, after satisfaction of liabilities to creditors

Exhibit 4 - A-4

and subject to the rights of holders of any securities ranking senior to Series H Preferred Stock, before any distribution of assets is made to holders of Common Stock or any Series H Junior Securities, a liquidating distribution in the amount of the liquidation preference of $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series H Preferred Stock will not be entitled to any other amounts from the Corporation after they have received their full liquidating distribution.

(b)    In any such distribution, if the assets of the Corporation are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of Series H Preferred Stock and all holders of any Series H Parity Securities, the amounts paid to the holders of Series H Preferred Stock and to the holders of all Series H Parity Securities will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series H Preferred Stock and any Series H Parity Securities, the holders of the Corporation’s Series H Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c)    For purposes of this section, the merger or consolidation of the Corporation with any other entity, including a merger or consolidation in which the holders of Series H Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Corporation for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5.    Redemption.

(a)    Series H Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Series H Preferred Stock is not redeemable prior to December 1, 2021. On and after that date, Series H Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, on any Series H Dividend Payment Date, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends. Holders of Series H Preferred Stock will have no right to require the redemption or repurchase of Series H Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, may redeem, at any time, all (but not less than all) of the shares of the Series H Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, upon notice given as provided in Subsection (b) below.

(b)    If shares of Series H Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series H Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing Series H Preferred Stock are held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (1) the redemption date; (2) the number of shares of Series H Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where the certificates evidencing shares of Series H Preferred Stock are to be surrendered for payment of

Exhibit 4 - A-5

the redemption price. On and after the redemption date, dividends will cease to accrue on shares of Series H Preferred Stock, and such shares of Series H Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, including rights described under Section 6, except the right to receive the redemption price plus any declared and unpaid dividends.

(c)    In case of any redemption of only part of the shares of Series H Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot.

(d)    Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Board of Governors of the Federal Reserve System and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Board of Governors of the Federal Reserve System applicable to redemption of the Preferred Stock.

Section 6.    Voting Rights.

(a)    Except as provided below or as expressly required by law, the holders of shares of Series H Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock, and shall not be entitled to call a meeting of such holders for any purpose, nor shall they be entitled to participate in any meeting of the holders of the Common Stock.

(b)    So long as any shares of Series H Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all of the shares of Series H Preferred Stock at the time outstanding, voting separately as a class, shall be required to: (1) authorize or increase the authorized amount of, or issue shares of any class or series of stock ranking senior to the Series H Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation, or issue any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to Series H Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation; (2) amend the provisions of the Corporation’s restated certificate of incorporation, as amended, so as to adversely affect the powers, preferences, privileges or rights of Series H Preferred Stock, taken as a whole, provided, however, that any increase in the amount of the authorized or issued shares of Series H Preferred Stock or authorized Common Stock or Preferred Stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of Preferred Stock ranking equally with or junior to Series H Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of Series H Preferred Stock; and (3) consummate a binding share-exchange or reclassification involving the Series H Preferred Stock, or a merger or consolidation of the Corporation with or into another entity unless (i) the shares of the Series H Preferred Stock remain outstanding or are converted into or exchanged for preference securities of the new surviving entity and (ii) the shares of the remaining Series H Preferred Stock or new preferred securities have terms that are not materially less favorable than the Series H Preferred Stock. The foregoing voting provisions will not apply if, at or prior to the

Exhibit 4 - A-6

time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series H Preferred Stock shall have been redeemed.

(c)    If the Corporation fails to pay, or declare and set apart for payment, dividends on outstanding shares of the Series H Preferred Stock for six quarterly dividend periods, whether or not consecutive, the number of directors on the Board shall be increased by two at the Corporation’s first annual meeting of the shareholders held thereafter, and at such meeting and at each subsequent annual meeting until continuous noncumulative dividends for at least one year on all outstanding shares of Series H Preferred Stock entitled thereto shall have been paid, in full, the holders of shares of Series H Preferred Stock shall have the right, voting as a class with holders of any other equally ranked series of Preferred Stock that have similar voting rights, to elect such two additional members of the Corporation’s Board to hold office for a term of one year; provided that the Corporation’s Board shall at no time include more than two additional directors elected by holders of Series H Preferred Stock and any other equally ranked series of Preferred Stock having similar voting rights, if any, voting together as one class. Upon such payment in full, the terms of the two additional directors so elected shall forthwith terminate, and the number of directors shall be reduced by two, and such voting right of the holders of shares of Series H Preferred Stock shall cease, subject to increase in the number of directors as described above and to revesting of such voting right in the event of each and every additional failure in the payment of dividends for six quarterly dividend periods, whether or not consecutive, as described above. In addition, if and when the rights of holders of Series H Preferred Stock terminate for any reason, including under circumstances described above under Section 5, such voting rights shall terminate along with the other rights (except, if applicable, the right to receive the redemption price plus any declared and unpaid dividends as provided for in Section 5), and the terms of any additional directors elected by the holders of Series H Preferred Stock and any other equally ranked series of Preferred Stock having similar voting rights, if any, shall terminate automatically and the number of directors reduced by two, assuming that the rights of holders of such equally ranked series of Preferred Stock have similarly terminated.

Section 7.    Conversion Rights. The holders of shares of Series H Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation.

Section 8.     Preemptive Rights. The holders of shares of Series H Preferred Stock will have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.

Section 9.    Certificates. The Corporation may at its option issue shares of Series H Preferred Stock without certificates.

Section 10.    Transfer Agent. The duly appointed transfer agent for the Series H Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the transfer agent in accordance with the agreement between the Corporation and the transfer agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such

Exhibit 4 - A-7

removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series H Preferred Stock.

Section 11.    Registrar. The duly appointed registrar for the Series H Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the registrar in accordance with the agreement between the Corporation and the registrar; provided that the Corporation shall appoint a successor registrar who shall accept such appointment prior to the effectiveness of such removal.

Exhibit 4 - A-8

EXHIBIT 5

CERTIFICATE OF DESIGNATIONS

OF

FIXED RATE NON CUMULATIVE PERPETUAL PREFERRED STOCK,

SERIES I OF

CAPITAL ONE FINANCIAL CORPORATION

Capital One Financial Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 141 and 151 thereof, does hereby certify:

At a meeting of the Board of Directors (the “Board”) of the Corporation duly convened and held on January 31 – February 1, 2019, the Board duly adopted resolutions (a) authorizing the issuance and sale by the Corporation of one or more series of the Corporation’s authorized and unissued preferred stock (“Preferred Stock”), and (b) appointing a Preferred Stock Committee (the “Preferred Stock Committee”) of the Board to act on behalf of the Board in, without limitation, approving the terms and conditions of, and authorizing the execution, delivery and filing of any certificate of designations relating to any such series of Preferred Stock fixing the designations, powers, preferences, rights, privileges, qualifications, limitations, restrictions, terms and conditions of such series of Preferred Stock;

Thereafter, on September 4, 2019, the Preferred Stock Committee duly adopted the following resolution creating a series of 1,500,000 shares of Preferred Stock of the Corporation designated as “Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series I” by written consent:

RESOLVED, that pursuant to the provisions of the Restated Certificate of Incorporation and the amended and restated bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Part 1.    Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Preferred Stock a series of Preferred Stock designated as the “Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series I” (hereinafter called “Series I Preferred Stock”). The authorized number of shares of Series I Preferred Stock shall be 1,500,000 shares, $0.01 par value per share, having a liquidation preference of $1,000 per share. The number of shares constituting Series I Preferred Stock may be increased from time to time in accordance with law up to the maximum number of shares of Preferred Stock authorized to be issued under the Restated Certificate of Incorporation of the Corporation, as amended, less all shares at the time authorized of any other series of Preferred Stock, and any such additional shares of Series I Preferred Stock would form a single series with the Series I Preferred Stock. Shares of Series I Preferred Stock will be dated the date of issue, which shall be referred to herein as the “original

Exhibit 5

issue date”. Shares of outstanding Series I Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Part 2.    Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

Part 3.    Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Annex A hereto) as defined below:

(a)    “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(b)    “original issue date” means the date of issue of the Series I Preferred Stock.

(c)    “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series I Preferred Stock.

Part 4.    Certain Voting Matters. Holders of shares of Series I Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Series I Preferred Stock are entitled to vote, including any action by written consent.

[Remainder of Page Intentionally Left Blank]

Exhibit 5 - 2

IN WITNESS WHEREOF, Capital One Financial Corporation has caused this Certificate of Designations to be signed by the undersigned as of this 10th day of September, 2019.

CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ Kelly A. Ledman
Name:	Kelly A. Ledman
Title:	Assistant Secretary

[Signature Page to Series I Certificate of Designations]
Exhibit 5

Annex A

STANDARD PROVISIONS

Section 1.    Definitions.

(a)     “Business Day” means any weekday that is not a legal holiday in New York, New York and that is not a day on which banking institutions in New York, New York are closed.

(b)    “DTC” means The Depository Trust Company.

(c)    “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (1) any amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series I Preferred Stock; (2) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series I Preferred Stock; or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series I Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of the Series I Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking regulator or agency), as then in effect and applicable, for as long as any share of the Series I Preferred Stock is outstanding.

(d)    “Series I Dividend Payment Date” has the meaning set forth in Section 3(b).

(e)    “Series I Dividend Period” means the period from and including a Series I Dividend Payment Date to, but excluding, the next Series I Dividend Payment Date, except that the initial Series I Dividend Period will commence on and include the original issue date of Series I Preferred Stock.

(f)    “Series I Junior Securities” has the meaning set forth in Section 2(a).

(g)    “Series I Parity Securities” has the meaning set forth in Section 2(b).

Section 2.    Ranking. The shares of Series I Preferred Stock shall rank:

(a)    senior, as to dividends and upon liquidation, dissolution and winding up of the Corporation, to the Common Stock, and to any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that it ranks pari passu with the Series I Preferred Stock as to dividends and upon liquidation, dissolution and winding up, as the case may be (collectively, “Series I

Exhibit 5 - A-1

Junior Securities”); and

(b)    on a parity, as to dividends and upon liquidation, dissolution and winding up of the Corporation, with any class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series I Preferred Stock as to dividends and upon liquidation, dissolution and winding up, as the case may be, including the Corporation’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, the Corporation’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series C, the Corporation’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series D, the Corporation’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E, the Corporation’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series F, Corporation’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series G and the Corporation’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series H (collectively, “Series I Parity Securities”).

(c)    The Corporation may authorize and issue additional shares of Series I Junior Securities and Series I Parity Securities without the consent of the holders of the Series I Preferred Stock.

Section 3.    Dividends.

(a)    Holders of Series I Preferred Stock will be entitled to receive, when, as and if declared by the Board or a duly authorized committee of the Board, out of assets legally available for the payment of dividends under Delaware law, non-cumulative cash dividends based on the liquidation preference of the Series I Preferred Stock at a rate equal to 5.00% per annum for each Series I Dividend Period from the original issue date of the Series I Preferred Stock to, and including, the redemption date of the Series I Preferred Stock, if any. If the Corporation issues additional shares of the Series I Preferred Stock after the original issue date, dividends on such shares will accrue from the date such additional shares are issued.

(b)    If declared by the Board or a duly authorized committee of the Board, dividends will be payable on the Series I Preferred Stock (each such date, a “Series I Dividend Payment Date”) quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on December 1, 2019. If any date on which dividends would otherwise be payable is not a Business Day, then the Series I Dividend Payment Date will be the next Business Day, without any adjustment to the amount.

(c)    Dividends will be payable to holders of record of Series I Preferred Stock as they appear on the Corporation’s books on the applicable record date, which shall be the 15th calendar day before the applicable Series I Dividend Payment Date, or such other record date, no earlier than 30 calendar days before the applicable Series I Dividend Payment Date, as shall be fixed by the Board or a duly authorized committee of the Board.

(d)    Dividends payable on Series I Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upwards.

Exhibit 5- A-2

Dividends on the Series I Preferred Stock will cease to accrue on the redemption date, if any, unless the Corporation defaults in the payment of the redemption price of the Series I Preferred Stock called for redemption.

(e)    Dividends on the Series I Preferred Stock will not be cumulative. If the Board or a duly authorized committee of the Board does not declare a dividend on the Series I Preferred Stock in respect of a Series I Dividend Period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable Series I Dividend Payment Date or be cumulative, and the Corporation will have no obligation to pay any dividend for that Series I Dividend Period, whether or not the Board or a duly authorized committee of the Board declares a dividend for any future Series I Dividend Period with respect to the Series I Preferred Stock, the Corporation’s Common Stock, or any other class or series of the Corporation’s Preferred Stock.

(f)    So long as any share of Series I Preferred Stock remains outstanding:

(1)    no dividend shall be declared or paid or set aside for payment, and no distribution shall be declared or made or set aside for payment, on any Series I Junior Securities, other than (i) a dividend payable solely in Series I Junior Securities or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan;

(2)    no shares of Series I Junior Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (i) as a result of a reclassification of Series I Junior Securities for or into other Series I Junior Securities, (ii) the exchange or conversion of one share of Series I Junior Securities for or into another share of Series I Junior Securities, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series I Junior Securities, (iv) purchases, redemptions or other acquisitions of shares of Series I Junior Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of Series I Junior Securities pursuant to a contractually binding requirement to buy Series I Junior Securities existing prior to the preceding Series I Dividend Period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of Series I Junior Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (vii) purchases or other acquisitions by any of the Corporation’s broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in Series I Junior Securities in the ordinary course of business, (viii) purchases by any of the Corporation’s broker-dealer subsidiaries of the Corporation’s capital stock for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary, or (ix) the acquisition by the Corporation or any of the Corporation’s subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of the Corporation’s subsidiaries), including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation); and

Exhibit 5 - A-3

(3)    no shares of Series I Parity Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a dividend period (other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series I Preferred Stock and such Series I Parity Securities, if any, (ii) as a result of a reclassification of Series I Parity Securities for or into other Series I Parity Securities, (iii) the exchange or conversion of Series I Parity Securities for or into other Series I Parity Securities or Series I Junior Securities, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series I Parity Securities, (v) purchases of shares of Series I Parity Securities pursuant to a contractually binding requirement to buy Series I Parity Securities existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of Series I Parity Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (vii) purchases or other acquisitions by any of the Corporation’s broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in Series I Parity Securities in the ordinary course of business, (viii) purchases by any of the Corporation’s broker-dealer subsidiaries of the Corporation’s capital stock for resale pursuant to an offering by the Corporations of such capital stock underwritten by such broker-dealer subsidiary, or (ix) the acquisition by the Corporation or any of the Corporation’s subsidiaries of record ownership in Series I Parity Securities for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of the Corporation’s subsidiaries), including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation);

unless, in each case, the full dividends for the preceding Series I Dividend Period on all outstanding shares of Series I Preferred Stock have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment.

(g)    The Corporation will not declare or pay or set apart funds for the payment of dividends on any Series I Parity Securities unless the Corporation has paid or set apart funds for the payment of dividends on the Series I Preferred Stock. When dividends are not paid in full upon the shares of Series I Preferred Stock and any Series I Parity Securities, all dividends declared upon shares of Series I Preferred Stock and any Series I Parity Securities will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the Series I Preferred Stock, and accrued dividends, including any accumulations, on any Series I Parity Securities, bear to each other for the then-current Series I Dividend Period.

(h)    Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by the Board or a duly authorized committee of the Board, may be declared and paid on the Common Stock and any other class or any Series I Junior Securities or Series I Parity Securities from time to time out of any assets legally available for such payment, and the holders of Series I Preferred Stock shall not be entitled to participate in any such dividend.

(i)    Dividends on the Series I Preferred Stock will not be declared, paid or set

Exhibit 5 - A-4

aside for payment to the extent such act would cause the Corporation to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines.

Section 4.    Liquidation.

(a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Series I Preferred Stock are entitled to receive out of assets of the Corporation available for distribution to stockholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to Series I Preferred Stock, before any distribution of assets is made to holders of Common Stock or any Series I Junior Securities, a liquidating distribution in the amount of the liquidation preference of $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series I Preferred Stock will not be entitled to any other amounts from the Corporation after they have received their full liquidating distribution.

(b)    In any such distribution, if the assets of the Corporation are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of Series I Preferred Stock and all holders of any Series I Parity Securities, the amounts paid to the holders of Series I Preferred Stock and to the holders of all Series I Parity Securities will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series I Preferred Stock and any Series I Parity Securities, the holders of the Corporation’s Series I Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c)    For purposes of this section, the merger or consolidation of the Corporation with any other entity, including a merger or consolidation in which the holders of Series I Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Corporation for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5.    Redemption.

(a)    Series I Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Series I Preferred Stock is not redeemable prior to December 1, 2024. On and after that date, Series I Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, on any Series I Dividend Payment Date, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends. Holders of Series I Preferred Stock will have no right to require the redemption or repurchase of Series I Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, may redeem, at any time, all (but not less than all) of the shares of the Series I Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, upon notice given as provided in Subsection (b) below.

Exhibit 5 - A-5

(b)    If shares of Series I Preferred Stock are to be redeemed, the notice of redemption shall be sent to the holders of record of Series I Preferred Stock to be redeemed, sent not less than 15 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing Series I Preferred Stock are held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (1) the redemption date; (2) the number of shares of Series I Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where the certificates evidencing shares of Series I Preferred Stock are to be surrendered for payment of the redemption price. On and after the redemption date, dividends will cease to accrue on shares of Series I Preferred Stock, and such shares of Series I Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, including rights described under Section 6, except the right to receive the redemption price plus any declared and unpaid dividends.

(c)     In case of any redemption of only part of the shares of Series I Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot.

(d)    Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Board of Governors of the Federal Reserve System and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Board of Governors of the Federal Reserve System applicable to redemption of the Preferred Stock.

Section 6.    Voting Rights.

(a)    Except as provided below or as expressly required by law, the holders of shares of Series I Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock, and shall not be entitled to call a meeting of such holders for any purpose, nor shall they be entitled to participate in any meeting of the holders of the Common Stock.

(b)    So long as any shares of Series I Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all of the shares of Series I Preferred Stock at the time outstanding, voting separately as a class, shall be required to: (1) authorize or increase the authorized amount of, or issue shares of any class or series of stock ranking senior to the Series I Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation, or issue any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to Series I Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation; (2) amend the provisions of the Corporation’s restated certificate of incorporation, as amended, so as to adversely affect the powers, preferences, privileges or rights of Series I Preferred Stock, taken as a whole, provided, however, that any increase in the amount of the authorized or issued shares of Series I Preferred Stock or authorized Common Stock or Preferred Stock or the creation and issuance, or an increase in the

Exhibit 5 - A-6

authorized or issued amount, of other series of Preferred Stock ranking equally with or junior to Series I Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of Series I Preferred Stock; and (3) consummate a binding share-exchange or reclassification involving the Series I Preferred Stock, or a merger or consolidation of the Corporation with or into another entity unless (i) the shares of the Series I Preferred Stock remain outstanding or are converted into or exchanged for preference securities of the new surviving entity and (ii) the shares of the remaining Series I Preferred Stock or new preferred securities have terms that are not materially less favorable than the Series I Preferred Stock. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series I Preferred Stock shall have been redeemed.

(c)    If the Corporation fails to pay, or declare and set apart for payment, dividends on outstanding shares of the Series I Preferred Stock for six quarterly dividend periods, whether or not consecutive, the number of directors on the Board shall be increased by two at the Corporation’s first annual meeting of the shareholders held thereafter, and at such meeting and at each subsequent annual meeting until continuous noncumulative dividends for at least one year on all outstanding shares of Series I Preferred Stock entitled thereto shall have been paid, in full, the holders of shares of Series I Preferred Stock shall have the right, voting as a class with holders of any other equally ranked series of Preferred Stock that have similar voting rights, to elect such two additional members of the Corporation’s Board to hold office for a term of one year; provided that the Corporation’s Board shall at no time include more than two additional directors elected by holders of Series I Preferred Stock and any other equally ranked series of Preferred Stock having similar voting rights, if any, voting together as one class. Upon such payment in full, the terms of the two additional directors so elected shall forthwith terminate, and the number of directors shall be reduced by two, and such voting right of the holders of shares of Series I Preferred Stock shall cease, subject to increase in the number of directors as described above and to revesting of such voting right in the event of each and every additional failure in the payment of dividends for six quarterly dividend periods, whether or not consecutive, as described above. In addition, if and when the rights of holders of Series I Preferred Stock terminate for any reason, including under circumstances described above under Section 5, such voting rights shall terminate along with the other rights (except, if applicable, the right to receive the redemption price plus any declared and unpaid dividends as provided for in Section 5), and the terms of any additional directors elected by the holders of Series I Preferred Stock and any other equally ranked series of Preferred Stock having similar voting rights, if any, shall terminate automatically and the number of directors reduced by two, assuming that the rights of holders of such equally ranked series of Preferred Stock have similarly terminated.

Section 7.    Conversion Rights. The holders of shares of Series I Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation.

Section 8.    Preemptive Rights. The holders of shares of Series I Preferred Stock

Exhibit 5 - A-7

will have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.

Section 9.    Certificates. The Corporation may at its option issue shares of Series I Preferred Stock without certificates.

Section 10.    Transfer Agent. The duly appointed transfer agent for the Series I Preferred Stock shall be Computershare Trust Company, N.A., collectively with Computershare Inc. The Corporation may, in its sole discretion, remove the transfer agent in accordance with the agreement between the Corporation and the transfer agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof to the holders of the Series I Preferred Stock.

Section 11.    Registrar. The duly appointed registrar for the Series I Preferred Stock shall be Computershare Trust Company, N.A., collectively with Computershare Inc. The Corporation may, in its sole discretion, remove the registrar in accordance with the agreement between the Corporation and the registrar; provided that the Corporation shall appoint a successor registrar who shall accept such appointment prior to the effectiveness of such removal.

Exhibit 5 - A-8

EXHIBIT 6

CERTIFICATE OF DESIGNATIONS

OF

FIXED RATE NON CUMULATIVE PERPETUAL PREFERRED STOCK,

SERIES J OF

CAPITAL ONE FINANCIAL CORPORATION

Capital One Financial Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 141 and 151 thereof, does hereby certify:

At a meeting of the Board of Directors (the “Board”) of the Corporation duly convened and held on January 31 – February 1, 2019, the Board duly adopted resolutions (a) authorizing the issuance and sale by the Corporation of one or more series of the Corporation’s authorized and unissued preferred stock (“Preferred Stock”), and (b) appointing a Preferred Stock Committee (the “Preferred Stock Committee”) of the Board to act on behalf of the Board in, without limitation, approving the terms and conditions of, and authorizing the execution, delivery and filing of any certificate of designations relating to any such series of Preferred Stock fixing the designations, powers, preferences, rights, privileges, qualifications, limitations, restrictions, terms and conditions of such series of Preferred Stock;

Thereafter, on January 28, 2020, the Preferred Stock Committee duly adopted the following resolution creating a series of 1,250,000 shares of Preferred Stock of the Corporation designated as “Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series J” by written consent:

RESOLVED, that pursuant to the provisions of the Restated Certificate of Incorporation and the amended and restated bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Part 1.    Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Preferred Stock a series of Preferred Stock designated as the “Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series J” (hereinafter called “Series J Preferred Stock”). The authorized number of shares of Series J Preferred Stock shall be 1,250,000 shares, $0.01 par value per share, having a liquidation preference of $1,000 per share. The number of shares constituting Series J Preferred Stock may be increased from time to time in accordance with law up to the maximum number of shares of Preferred Stock authorized to be issued under the Restated Certificate of Incorporation of the Corporation, as amended, less all shares at the time authorized of any other series of Preferred Stock, and any such additional shares of Series J Preferred Stock would form a single series with the Series J Preferred Stock. Shares of Series J Preferred Stock will be dated the date of issue, which shall be referred to herein as the “original

Exhibit 6

issue date”. Shares of outstanding Series J Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Part 2.    Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

Part 3.    Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Annex A hereto) as defined below:

(a)    “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(b)    “original issue date” means the date of issue of the Series J Preferred Stock.

(c)    “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series J Preferred Stock.

Part 4.    Certain Voting Matters. Holders of shares of Series J Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Series J Preferred Stock are entitled to vote, including any action by written consent.

[Remainder of Page Intentionally Left Blank]

Exhibit 6 - 2

IN WITNESS WHEREOF, Capital One Financial Corporation has caused this Certificate of Designations to be signed by the undersigned as of this 30th day of January, 2020.

CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ Cassandra Tillinghast
Name:	Cassandra Tillinghast
Title:	Assistant Secretary

Exhibit 6

Annex A

STANDARD PROVISIONS

Section 1.    Definitions.

(a)    “Business Day” means any weekday that is not a legal holiday in New York, New York and that is not a day on which banking institutions in New York, New York are closed.

(b)     “DTC” means The Depository Trust Company.

(c)    “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (1) any amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series J Preferred Stock; (2) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series J Preferred Stock; or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series J Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of the Series J Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking regulator or agency), as then in effect and applicable, for as long as any share of the Series J Preferred Stock is outstanding.

(d)    “Series J Dividend Payment Date” has the meaning set forth in Section 3(b).

(e)    “Series J Dividend Period” means the period from and including a Series J Dividend Payment Date to, but excluding, the next Series J Dividend Payment Date, except that the initial Series J Dividend Period will commence on and include the original issue date of Series J Preferred Stock.

(f)    “Series J Junior Securities” has the meaning set forth in Section 2(a).

(g)    “Series J Parity Securities” has the meaning set forth in Section 2(b).

Section 2.     Ranking. The shares of Series J Preferred Stock shall rank:

(a)     senior, as to dividends and upon liquidation, dissolution and winding up of the Corporation, to the Common Stock, and to any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that it ranks pari passu with the Series J Preferred Stock as to dividends and upon liquidation, dissolution and winding up, as the case may be (collectively, “Series J

Exhibit 6 - A-1

Junior Securities”); and

(b)    on a parity, as to dividends and upon liquidation, dissolution and winding up of the Corporation, with any class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series J Preferred Stock as to dividends and upon liquidation, dissolution and winding up, as the case may be, including the Corporation’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, the Corporation’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E, the Corporation’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series F, Corporation’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series G, the Corporation’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series H and the Corporation’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series I (collectively, “Series J Parity Securities”).

(c)    The Corporation may authorize and issue additional shares of Series J Junior Securities and Series J Parity Securities without the consent of the holders of the Series J Preferred Stock.

Section 3.    Dividends.

(a)    Holders of Series J Preferred Stock will be entitled to receive, when, as and if declared by the Board or a duly authorized committee of the Board, out of assets legally available for the payment of dividends under Delaware law, non-cumulative cash dividends based on the liquidation preference of the Series J Preferred Stock at a rate equal to 4.800% per annum for each Series J Dividend Period from the original issue date of the Series J Preferred Stock to, and including, the redemption date of the Series J Preferred Stock, if any. If the Corporation issues additional shares of the Series J Preferred Stock after the original issue date, dividends on such shares will accrue from the date such additional shares are issued.

(b)    If declared by the Board or a duly authorized committee of the Board, dividends will be payable on the Series J Preferred Stock (each such date, a “Series J Dividend Payment Date”) quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on June 1, 2020. If any date on which dividends would otherwise be payable is not a Business Day, then the Series J Dividend Payment Date will be the next Business Day, without any adjustment to the amount.

(c)    Dividends will be payable to holders of record of Series J Preferred Stock as they appear on the Corporation’s books on the applicable record date, which shall be the 15th calendar day before the applicable Series J Dividend Payment Date, or such other record date, no earlier than 30 calendar days before the applicable Series J Dividend Payment Date, as shall be fixed by the Board or a duly authorized committee of the Board.

(d)    Dividends payable on Series J Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upwards. Dividends on the Series J Preferred Stock will cease to accrue on the redemption date, if

Exhibit 6 - A-2

any, unless the Corporation defaults in the payment of the redemption price of the Series J Preferred Stock called for redemption.

(e)     Dividends on the Series J Preferred Stock will not be cumulative. If the Board or a duly authorized committee of the Board does not declare a dividend on the Series J Preferred Stock in respect of a Series J Dividend Period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable Series J Dividend Payment Date or be cumulative, and the Corporation will have no obligation to pay any dividend for that Series J Dividend Period, whether or not the Board or a duly authorized committee of the Board declares a dividend for any future Series J Dividend Period with respect to the Series J Preferred Stock, the Corporation’s Common Stock, or any other class or series of the Corporation’s Preferred Stock.

(f)     So long as any share of Series J Preferred Stock remains outstanding:

(1)     no dividend shall be declared or paid or set aside for payment, and no distribution shall be declared or made or set aside for payment, on any Series J Junior Securities, other than (i) a dividend payable solely in Series J Junior Securities or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan;

(2)     no shares of Series J Junior Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (i) as a result of a reclassification of Series J Junior Securities for or into other Series J Junior Securities, (ii) the exchange or conversion of one share of Series J Junior Securities for or into another share of Series J Junior Securities, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series J Junior Securities, (iv) purchases, redemptions or other acquisitions of shares of Series J Junior Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of Series J Junior Securities pursuant to a contractually binding requirement to buy Series J Junior Securities existing prior to the preceding Series J Dividend Period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of Series J Junior Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (vii) purchases or other acquisitions by any of the Corporation’s broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in Series J Junior Securities in the ordinary course of business, (viii) purchases by any of the Corporation’s broker-dealer subsidiaries of the Corporation’s capital stock for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary, or (ix) the acquisition by the Corporation or any of the Corporation’s subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of the Corporation’s subsidiaries), including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation); and

Exhibit 6 - A-3

(3)    no shares of Series J Parity Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a dividend period (other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series J Preferred Stock and such Series J Parity Securities, if any, (ii) as a result of a reclassification of Series J Parity Securities for or into other Series J Parity Securities, (iii) the exchange or conversion of Series J Parity Securities for or into other Series J Parity Securities or Series J Junior Securities, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series J Parity Securities, (v) purchases of shares of Series J Parity Securities pursuant to a contractually binding requirement to buy Series J Parity Securities existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of Series J Parity Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (vii) purchases or other acquisitions by any of the Corporation’s broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in Series J Parity Securities in the ordinary course of business, (viii) purchases by any of the Corporation’s broker-dealer subsidiaries of the Corporation’s capital stock for resale pursuant to an offering by the Corporations of such capital stock underwritten by such broker-dealer subsidiary, or (ix) the acquisition by the Corporation or any of the Corporation’s subsidiaries of record ownership in Series J Parity Securities for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of the Corporation’s subsidiaries), including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation);

unless, in each case, the full dividends for the preceding Series J Dividend Period on all outstanding shares of Series J Preferred Stock have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment.

(g)    The Corporation will not declare or pay or set apart funds for the payment of dividends on any Series J Parity Securities unless the Corporation has paid or set apart funds for the payment of dividends on the Series J Preferred Stock. When dividends are not paid in full upon the shares of Series J Preferred Stock and any Series J Parity Securities, all dividends declared upon shares of Series J Preferred Stock and any Series J Parity Securities will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the Series J Preferred Stock, and accrued dividends, including any accumulations, on any Series J Parity Securities, bear to each other for the then-current Series J Dividend Period.

(h)    Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by the Board or a duly authorized committee of the Board, may be declared and paid on the Common Stock and any other class or any Series J Junior Securities or Series J Parity Securities from time to time out of any assets legally available for such payment, and the holders of Series J Preferred Stock shall not be entitled to participate in any such dividend.

(i)     Dividends on the Series J Preferred Stock will not be declared, paid or set

Exhibit 6 - A-4

aside for payment to the extent such act would cause the Corporation to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines.

Section 4.     Liquidation.

(a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Series J Preferred Stock are entitled to receive out of assets of the Corporation available for distribution to stockholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to Series J Preferred Stock, before any distribution of assets is made to holders of Common Stock or any Series J Junior Securities, a liquidating distribution in the amount of the liquidation preference of $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series J Preferred Stock will not be entitled to any other amounts from the Corporation after they have received their full liquidating distribution.

(b)    In any such distribution, if the assets of the Corporation are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of Series J Preferred Stock and all holders of any Series J Parity Securities, the amounts paid to the holders of Series J Preferred Stock and to the holders of all Series J Parity Securities will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series J Preferred Stock and any Series J Parity Securities, the holders of the Corporation’s Series J Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c)    For purposes of this section, the merger or consolidation of the Corporation with any other entity, including a merger or consolidation in which the holders of Series J Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Corporation for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5.    Redemption.

(a)     Series J Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Series J Preferred Stock is not redeemable prior to June 1, 2025. On and after that date, Series J Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, on any Series J Dividend Payment Date, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends. Holders of Series J Preferred Stock will have no right to require the redemption or repurchase of Series J Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, may redeem, at any time, all (but not less than all) of the shares of the Series J Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, upon notice given as provided in Subsection (b) below.

Exhibit 6 - A-5

(b)     If shares of Series J Preferred Stock are to be redeemed, the notice of redemption shall be sent to the holders of record of Series J Preferred Stock to be redeemed, sent not less than 15 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing Series J Preferred Stock are held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (1) the redemption date; (2) the number of shares of Series J Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where the certificates evidencing shares of Series J Preferred Stock are to be surrendered for payment of the redemption price. On and after the redemption date, dividends will cease to accrue on shares of Series J Preferred Stock, and such shares of Series J Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, including rights described under Section 6, except the right to receive the redemption price plus any declared and unpaid dividends.

(c)     In case of any redemption of only part of the shares of Series J Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot.

(d)     Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Board of Governors of the Federal Reserve System and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Board of Governors of the Federal Reserve System applicable to redemption of the Preferred Stock.

Section 6.     Voting Rights.

(a)     Except as provided below or as expressly required by law, the holders of shares of Series J Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock, and shall not be entitled to call a meeting of such holders for any purpose, nor shall they be entitled to participate in any meeting of the holders of the Common Stock.

(b)     So long as any shares of Series J Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all of the shares of Series J Preferred Stock at the time outstanding, voting separately as a class, shall be required to: (1) authorize or increase the authorized amount of, or issue shares of any class or series of stock ranking senior to the Series J Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation, or issue any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to Series J Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation; (2) amend the provisions of the Corporation’s restated certificate of incorporation, as amended, so as to adversely affect the powers, preferences, privileges or rights of Series J Preferred Stock, taken as a whole, provided, however, that any increase in the amount of the authorized or issued shares of Series J Preferred Stock or authorized Common Stock or Preferred Stock or the creation and issuance, or an increase in the

Exhibit 6 - A-6

authorized or issued amount, of other series of Preferred Stock ranking equally with or junior to Series J Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of Series J Preferred Stock; and (3) consummate a binding share-exchange or reclassification involving the Series J Preferred Stock, or a merger or consolidation of the Corporation with or into another entity unless (i) the shares of the Series J Preferred Stock remain outstanding or are converted into or exchanged for preference securities of the new surviving entity and (ii) the shares of the remaining Series J Preferred Stock or new preferred securities have terms that are not materially less favorable than the Series J Preferred Stock. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series J Preferred Stock shall have been redeemed.

(c)     If the Corporation fails to pay, or declare and set apart for payment, dividends on outstanding shares of the Series J Preferred Stock for six quarterly dividend periods, whether or not consecutive, the number of directors on the Board shall be increased by two at the Corporation’s first annual meeting of the shareholders held thereafter, and at such meeting and at each subsequent annual meeting until continuous noncumulative dividends for at least one year on all outstanding shares of Series J Preferred Stock entitled thereto shall have been paid, in full, the holders of shares of Series J Preferred Stock shall have the right, voting as a class with holders of any other equally ranked series of Preferred Stock that have similar voting rights, to elect such two additional members of the Corporation’s Board to hold office for a term of one year; provided that the Corporation’s Board shall at no time include more than two additional directors elected by holders of Series J Preferred Stock and any other equally ranked series of Preferred Stock having similar voting rights, if any, voting together as one class. Upon such payment in full, the terms of the two additional directors so elected shall forthwith terminate, and the number of directors shall be reduced by two, and such voting right of the holders of shares of Series J Preferred Stock shall cease, subject to increase in the number of directors as described above and to revesting of such voting right in the event of each and every additional failure in the payment of dividends for six quarterly dividend periods, whether or not consecutive, as described above. In addition, if and when the rights of holders of Series J Preferred Stock terminate for any reason, including under circumstances described above under Section 5, such voting rights shall terminate along with the other rights (except, if applicable, the right to receive the redemption price plus any declared and unpaid dividends as provided for in Section 5), and the terms of any additional directors elected by the holders of Series J Preferred Stock and any other equally ranked series of Preferred Stock having similar voting rights, if any, shall terminate automatically and the number of directors reduced by two, assuming that the rights of holders of such equally ranked series of Preferred Stock have similarly terminated.

Section 7.     Conversion Rights. The holders of shares of Series J Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation.

Section 8.     Preemptive Rights. The holders of shares of Series J Preferred Stock

Exhibit 6 - A-7

will have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.

Section 9.    Certificates. The Corporation may at its option issue shares of Series J Preferred Stock without certificates.

Section 10.    Transfer Agent. The duly appointed transfer agent for the Series J Preferred Stock shall be Computershare Trust Company, N.A., collectively with Computershare Inc. The Corporation may, in its sole discretion, remove the transfer agent in accordance with the agreement between the Corporation and the transfer agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof to the holders of the Series J Preferred Stock.

Section 11.    Registrar. The duly appointed registrar for the Series J Preferred Stock shall be Computershare Trust Company, N.A., collectively with Computershare Inc. The Corporation may, in its sole discretion, remove the registrar in accordance with the agreement between the Corporation and the registrar; provided that the Corporation shall appoint a successor registrar who shall accept such appointment prior to the effectiveness of such removal.

Exhibit 6 - A-8